As filed with the Securities and Exchange Commission on September 29, 1997 File No. 811-7417

SECURITIES AND EXCHANGE COMMISSION WASHINGTON D.C. 20549


                                      FORM N-1A


                               REGISTRATION STATEMENT


                                        UNDER


                         THE INVESTMENT COMPANY ACT OF 1940


                                   AMENDMENT NO. 3

OLD MUTUAL SOUTH AFRICA EQUITY TRUST (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                       61 FRONT STREET, HAMILTON 11, BERMUDA
                      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                 REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:


                                   (441) 296-1201

                                  MELANIE J. SAUNDERS
                        61 FRONT STREET, HAMILTON 11, BERMUDA
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

               COPY TO: ROGER P. JOSEPH, BINGHAM, DANA & GOULD LLP, 150 FEDERAL STREET, BOSTON, MA 02110


                                  EXPLANATORY NOTE

    Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant generally may be made only by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                  Table Of Contents

                                  Document Sections
Item 4.  General Description of Registrant.                                2
Item 5.  Management of the Fund.                                           2
Item 6.  Capital Stock and Other Securities.                               3
Item 7.  Purchase of Securities Being Offered.                             3
Item 8.  Redemption or Repurchase.                                         4
Item 9.  Pending Legal Proceedings.                                        5
Item 10.  Cover Page.                                                      42
Item 11.  Table of Contents.                                               42
Item 12.  General Information and History.                                 43
Item 13.  Investment Objective and Policies.                               44
Item 14.  Management of the Master Trust.                                  52
Item 15.  Control Persons and Principal Holders of Securities.             57
Item 16.  Investment Advisory and Other Services.                          57
Item 17.  Brokerage Allocation and Other Practices.                        62
Item 18.  Capital Stock and Other Securities.                              64
Item 19.  Purchase, Redemption and Pricing of Securities.                  65
Item 20.  Tax Status.                                                      67
Item 21.  Underwriters.                                                    69
Item 22.  Calculation of Performance Data.                                 69
Item 23.  Financial Statements.                                            69
Item 24.  Financial Statements and Exhibits.                               69
Item 25.  Persons Controlled by or under Common Control with Registrant.   73
Item 26.  Number of Holders of Securities.                                 80
Item 27.  Indemnification.                                                 81
Item 28.  Business and Other Connections of Investment Adviser.            81
Item 29.  Principal Underwriters.                                          91
Item 30.  Location of Accounts and Records.                                92
Item 31.  Management Services.                                             94
Item 32.  Undertakings.                                                    94

                                       EXHIBITS
Exhibit 6(e) and (c) Section 11 of the Placing Agreement between the Registrant, Fleming Martin Inc., Rand International Securities LLC, SBC Warburg Inc., the SAGA Fund, the Adviser and Old Mutual Fund Holdings
                                                                           91
Exhibit 1(b)
                                                                           96

Exhibit 6(e)
                                                                          110
Exhibit 6(f)
                                                                          123

                                    FULL CONTENTS
Item 4.  General Description of Registrant.                                2
Item 5.  Management of the Fund.                                           2
Item 6.  Capital Stock and Other Securities.                               3
Item 7.  Purchase of Securities Being Offered.                             3
Item 8.  Redemption or Repurchase.                                         4
Item 9.  Pending Legal Proceedings.                                        5
Item 10.  Cover Page.                                                      42
Item 11.  Table of Contents.                                               42
Item 12.  General Information and History.                                 43
Item 13.  Investment Objective and Policies.                               44
Item 14.  Management of the Master Trust.                                  52
Item 15.  Control Persons and Principal Holders of Securities.             57
Item 16.  Investment Advisory and Other Services.                          57
Item 17.  Brokerage Allocation and Other Practices.                        62
Item 18.  Capital Stock and Other Securities.                              64
Item 19.  Purchase, Redemption and Pricing of Securities.                  65
Item 20.  Tax Status.                                                      67
Item 21.  Underwriters.                                                    69
Item 22.  Calculation of Performance Data.                                 69
Item 23.  Financial Statements.                                            69
Item 24.  Financial Statements and Exhibits.                               69
Item 25.  Persons Controlled by or under Common Control with Registrant.   73
Item 26.  Number of Holders of Securities.                                 80
Item 27.  Indemnification.                                                 81
Exhibit 6(e) and (c) Section 11 of the Placing Agreement between the       81
Item 28.  Business and Other Connections of Investment Adviser.            81
Item 29.  Principal Underwriters.                                          91
Item 30.  Location of Accounts and Records.                                92
Item 31.  Management Services.                                             94
Item 32.  Undertakings.                                                    94
EXHIBIT INDEX                                                              95
Exhibit 1(b)                                                               95
William Francois de la Harpe Beck                                          96
William L. Boyan                                                           96
Thomas Haskins Davis                                                       96
William Langley                                                            96
Michael John Levett                                                        97
Exhibit 2(b)                                                               97
Exhibit 6(e)                                                               97

By: William Langley                                                       111
By: Alric Wiggill                                                         111
By: Kevin Jacobs                                                          111
By: Bruce Watts                                                           111
Exhibit 6(f)                                                              112
DATED 1ST AUGUST 1996                                                     113
Assets Fund Limited dated o 1996 (the "AGREEMENT")                        123
EXHIBIT 9(h)                                                              124
EXHIBIT 11                                                                126

                                       PART A

    Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant.

    See "Investment Objective and Policies," "South Africa," "Investment Considerations" and "General Information" in the Private Placement Memorandum for Old Mutual Equity Growth Assets South Africa Fund (the "OMEGA South Africa Fund"), which is attached hereto.

Item 5.  Management of the Fund.

    See "Management and Administration," "Offering of Shares - Expense Reimbursement" and "General Information" in the Private Placement Memorandum for the OMEGA South Africa Fund, attached hereto.

    State Street Cayman Trust Company, Ltd. (the "Transfer Agent") serves as transfer agent and dividend disbursing agent for Old Mutual South Africa Equity Trust (the "Master Trust"). The Transfer Agent may delegate certain of its functions to an affiliated entity. There is no additional fee charged for transfer agency services for the Master Trust. The principal business address of the Transfer Agent is P.O. Box 2508GT, Elizabethan Square, George Town, Grand Cayman, Cayman Islands.

Item 6.  Capital Stock and Other Securities.

    The beneficial interest in the Master Trust consists of non-transferable interests. Each investor in the Master Trust ("Investor") may add to or reduce its investment in the Master Trust on each day the New York Stock Exchange is open for trading ("Business Day"). Upon the determination of the net asset value of the Master Trust at 10:00 a.m. (Eastern time) on each Business Day, the balance of the Investor's book capital account (the "Book Capital Account Balance") shall then be adjusted as follows: (a) the excess, if any, of the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses (c) or (d) below) over the net asset value as last determined shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amount so allocated shall be added to the Book Capital Account Balance of each Investor; (b) the excess, if any, of the net asset value as last determined over the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses (c) or (d) below) shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amounts so allocated shall be subtracted from the respective Book Capital Account Balance of each Investor; (c) the Book Capital Account Balance of each Investor shall be increased to reflect any capital contributions, to the extent such Investor's Book Capital Account Balance has not previously been increased to reflect the same; and (d) the Book Capital Account Balance of each Investor shall be decreased to reflect the amount of money or the fair market value of property other than money (net of liabilities secured by such property that the Investor is considered to assume or take subject to) distributed (or deemed distributed) to such Investor by the Master Trust in respect of the decrease or redemption of such Investor's Interest (or in connection with a termination of the Master Trust), to the extent such Investor's Book Capital Account Balance has not previously been decreased to reflect the same. The Book Capital Account Balance of each Investor as determined above shall be the Book Capital Account Balance of that Investor until the next calculation of that Investor's Book Capital Account Balance.

    Questions from Investors should be sent to the Master Trust's administrator, State Street Cayman Trust Company, Ltd., P.O. Box 2508GT, Elizabethan Square, George Town, Grand Cayman, Cayman Islands.

    Subject to an Investor's right to make withdrawals as provided below under "Item 8. Redemption or Repurchase," the Master Trust does not make distributions to its Investors.

    The Master Trust has determined that it is properly treated as a partnership for U.S. federal and state income tax purposes. Accordingly, the Master Trust is not subject to any U.S. federal or state income taxes, but each Investor in the Master Trust must take into account its share of the Master Trust's ordinary income and capital gains in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Master Trust and the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

    The Master Trust intends to conduct its activities so that it will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an Investor in the Master Trust, other than an Investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in the Master Trust. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by Investors in the Master Trust.

    See "Summary of the Offering - Portfolio," "Valuation of Shares," "Tax Matters," "General Information" and "Additional Information" in the Private Placement Memorandum for the OMEGA South Africa Fund attached hereto.

Item 7.  Purchase of Securities Being Offered.

    Interests in the Master Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Investments in the Master Trust generally may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

    An investment in the Master Trust is made without a sales load. All investments are made at net asset value next determined after an order is received by the Master Trust. There is no minimum initial or subsequent investment in the Master Trust.

    The Master Trust reserves the right to cease accepting investments at any time or to reject any investment order.

    See "Valuation of Shares," "Offering of Shares" and "General Information" in the Private Placement Memorandum attached hereto.

Item 8. Redemption or Repurchase.

    An Investor in the Master Trust may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Master Trust from the Investor. The proceeds of a withdrawal will be paid by the Master Trust in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in the Master Trust may not be transferred. If so authorized by the Trustees with respect to all or certain Interests, the Master Trust may at any time and from time to time, charge fees for effecting any decrease or redemption, at such rates as the Trustees may establish. However, the Trustees have not at this time established or authorized any such fees.

    The Master Trust may declare a suspension of the right to decrease or redeem Interests or postpone the date of payment of the proceeds of a decrease or redemption of an Interest for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Master Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Master Trust fairly to determine the value of its net assets, or (d) during which the Securities and Exchange Commission (the "Commission") for the protection of Investors by order permits the suspension of the right of decrease or redemption or postponement of the date of payment of the proceeds; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b),
(c), or (d) exist. Such suspension shall take effect at such time as the Master Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right to decrease or redeem Interests or payment of the proceeds of a decrease or redemption of an Interest until the Master Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Master Trust shall be conclusive). In the case of a suspension of the right to decrease or redeem Interests, an Investor may either withdraw his request to decrease or redeem Interests or receive payment based on the net asset value upon the termination of the suspension.

CONFIDENTIAL                                                  Offeree:
PRIVATE PLACEMENT MEMORANDUM                                   Number:

                            OMEGA SOUTH AFRICA FUND

              (OLD MUTUAL EQUITY GROWTH ASSETS SOUTH AFRICA FUND)

                                  OFFERING OF
                         SHARES OF BENEFICIAL INTEREST

    This document is to be distributed only when accompanied by a copy of the most recent annual or semi-annual report of the Fund. The most recent annual or semi-annual report of the Fund forms part of, and is incorporated by reference in, this Private Placement Memorandum.

    The Shares offered hereby have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws. The Fund has registered as an investment company under the Investment Company Act of 1940, as amended. Neither the Securities and Exchange Commission nor any state securities authority has reviewed this Private Placement Memorandum or passed upon the merits of this offering.

    The Shares are subject to restrictions on transfer. There is no public market for the Shares, and none is expected to develop.

    This Private Placement Memorandum does not constitute an offer to sell, or the solicitation of an offer to purchase, the Shares in any jurisdiction in which such offer or solicitation is not authorized or to or from any person unless the name of such person and a control number appear above on this cover page.

    This Private Placement Memorandum is confidential and is not to be reproduced or circulated, in whole or in part, without the prior written approval of the Fund or a Placement Agent.

    The Placement Agents have not independently verified any of the information contained in this Private Placement Memorandum (financial, legal, or otherwise), and no representation or warranty, express or implied, is made by the Placement Agents as to the accuracy or completeness of the information contained herein. No person is authorized to give any information or make any representation not contained in this Private Placement Memorandum in connection with the Offering and, if given or made, such information or representation must not be relied on as having been authorized by the Fund or the Placement Agents. The delivery of this Private Placement Memorandum at any time does not imply that information in this Private Placement Memorandum is correct as of any time subsequent to the date of this Private Placement Memorandum.

[FLEMING MARTIN LOGO]                 [RAND INTERNATIONAL SECURITIES LOGO]             [SBC WARBURG INC. LOGO]

                                PLACEMENT AGENTS

                                  June 1, 1997

                             INVESTMENT HIGHLIGHTS

    OLD MUTUAL HAS CREATED A UNIQUE FUND STRUCTURE OFFERING INSTITUTIONAL INVESTORS INSTANT ACCESS TO THE SOUTH AFRICAN MARKET. THE FUND COMBINES THE LIQUIDITY OF AN OPEN-END FUND WITH THE PORTFOLIO STABILITY AND REDUCED TRADING COSTS ASSOCIATED WITH A CLOSED-END FUND.

SOUTH AFRICA

    - South Africa, with the largest economy in Africa, has exciting growth potential no longer constrained by international sanctions.

    - The earnings of companies included in The Johannesburg Stock Exchange ("JSE") Actuaries All Share Index are forecast to grow by approximately 18% over the twelve months to March 31, 1998 and by approximately 20% for the subsequent twelve months to March 31, 1999. Assuming constant share prices and projected earnings growth, the price earnings multiple of the JSE Actuaries All Share Index, which at March 31, 1997 was 15.2 times, would fall to 12.8 times at March 31, 1998 and to 10.7 times at March 31, 1999.*

OLD MUTUAL

    - Old Mutual, the parent company of the Fund's Adviser, is South Africa's largest financial institution with over U.S.$40 billion of assets under management, which includes over U.S.$25 billion of equity securities.

    - Old Mutual has actively managed South African equity portfolios for over 30 years and has a South Africa team of over 60 investment professionals.

THE FUND

     Size:                           Approximately U.S.$1 billion at March 31, 1997.
                                     Investors can therefore establish significant
                                     holdings.

     Established Portfolio:          Immediate exposure to the JSE without market impact or
                                     initial acquisition costs for the portfolio's
                                     underlying securities.

     Redemptions:                    Any amount on any Business Day.

     Liquidity:                      Redemptions funded by a separate pool of securities
                                     held by Old Mutual Fund Holdings rather than through
                                     sales of portfolio securities. This substantially
                                     reduces Fund trading costs.

     Management Fee:                 0.60% per annum of daily net assets.

    THE ABOVE INVESTMENT HIGHLIGHTS ARE QUALIFIED IN THEIR ENTIRETY BY THE INFORMATION SET FORTH ELSEWHERE IN THIS PRIVATE PLACEMENT MEMORANDUM (THIS "MEMORANDUM"). INVESTORS SHOULD CAREFULLY REVIEW THIS MEMORANDUM BEFORE INVESTING.
------------

* Based upon the average earnings forecasts provided by Smith Borkum Hare (Pty) Ltd; Deutsche Morgan Grenfell (SA) (Pty) Ltd; and Fleming Martin Securities Ltd, three South African brokerage firms that are not affiliated with Old Mutual. Fleming Martin Securities Ltd is affiliated with Fleming Martin Inc, one of the Placement Agents.

                                   OLD MUTUAL
                              EQUITY GROWTH ASSETS
                               SOUTH AFRICA FUND

                            SUMMARY OF THE OFFERING

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE INFORMATION SET FORTH ELSEWHERE IN THIS PRIVATE PLACEMENT MEMORANDUM (THIS "MEMORANDUM"). INVESTORS SHOULD CAREFULLY REVIEW THIS MEMORANDUM BEFORE INVESTING.

FUND..............................  Old Mutual Equity Growth Assets South Africa Fund (the
                                    "OMEGA South Africa Fund") is a Massachusetts business
                                    trust that seeks long-term total return in excess of
                                    that of The Johannesburg Stock Exchange ("JSE")
                                    Actuaries All Share Index from investment in equity
                                    securities of South African issuers. Under normal
                                    circumstances, at least 95% of the Fund's total assets
                                    will be invested in equity securities of South African
                                    issuers that are listed on a securities exchange.

                                    For purposes of the Fund's investment policies, a South
                                    African issuer is an issuer that meets one of the
                                    following tests: (i) its principal offices or operations
                                    are located in South Africa; or (ii) it derives at least
                                    50% of its revenues from operations or investments in
                                    South Africa. See "INVESTMENT OBJECTIVE AND POLICIES".

MASTER TRUST......................  Rather than directly acquire and manage its own portfolio of securities, the OMEGA South Africa Fund
                                    invests all of its investable assets in Old Mutual South
                                    Africa Equity Trust (the "Master Trust"), a
                                    Massachusetts trust with its principal place of business
                                    in Bermuda that has the same investment objective as the
                                    OMEGA South Africa Fund.

                                    ALL REFERENCES IN THIS MEMORANDUM TO THE "FUND" APPLY TO
                                    BOTH THE OMEGA SOUTH AFRICA FUND AND THE MASTER TRUST,
                                    EXCEPT AS OTHERWISE INDICATED.

INVESTMENT ADVISER................  Old Mutual Asset Managers (Bermuda) Limited (the
                                    "Adviser") is the investment adviser to the Master
                                    Trust. The Adviser is a wholly-owned subsidiary of the
                                    South African Mutual Life Assurance Society ("Old
                                    Mutual"), which is the largest (in terms of 1996
                                    year-end total assets) and oldest insurer in South
                                    Africa. At June 30, 1996 Old Mutual had total assets
                                    under management of over U.S.$40 billion. The OMEGA
                                    South Africa Fund does not have a separate investment
                                    adviser, because it invests all of its investable assets
                                    in the Master Trust.

                                    The Master Trust pays the Adviser a management fee of
                                    0.60% per annum of the Master Trust's daily net assets
                                    (the "Management Fee"). The Management Fee accrues daily
                                    on an annualized basis and is paid monthly in arrears.
                                    See "MANAGEMENT AND ADMINISTRATION -- Adviser".

INITIAL PORTFOLIO.................  Shortly before the launch of the OMEGA South Africa
                                    Fund, Old Mutual transferred to the Master Trust a
                                    portfolio of South African securities (the "Initial

                                    Portfolio") from Old Mutual's main proprietary
                                    investment portfolio (the "Old Mutual Main Fund") with a
                                    market value of approximately U.S.$1 billion and
                                    holdings in 60 South African issuers. At the time of its
                                    transfer, the Initial Portfolio generally reflected the
                                    equity holdings of the Old Mutual Main Fund.

                                    As consideration for the acquisition of the Initial
                                    Portfolio and for an initial capital contribution, the
                                    Master Trust issued substantially all of its beneficial
                                    interest to Old Mutual Fund Holdings (Bermuda) Limited
                                    ("Old Mutual Fund Holdings"), a wholly-owned subsidiary
                                    of Old Mutual.

FUND STRUCTURE....................  The OMEGA South Africa Fund will invest the proceeds of this offering of Shares (the "Offering") in the Master
                                    Trust, which will then apply the proceeds to redeem a
                                    corresponding portion of the interest of Old Mutual Fund
                                    Holdings in the Master Trust.

                                    Old Mutual Fund Holdings will, in turn, invest the
                                    proceeds received from the Master Trust in Old Mutual
                                    Global Assets Fund Limited, a mutual fund organized
                                    under the laws of Bermuda that invests in a portfolio of
                                    South African and international securities (the "Global
                                    Fund"). Old Mutual initially capitalized the Global Fund
                                    with approximately U.S.$500 million of South African
                                    securities. At March 31, 1997 the net assets of the
                                    Global Fund were in excess of U.S.$649 million.
                                    Investors in Shares will not acquire any interest in the
                                    Global Fund. Instead, the Global Fund is designed to
                                    provide a pool of securities to fund redemptions of
                                    Shares, as noted under "Redemptions and Liquidity
                                    Facility" below. Old Mutual Fund Holdings is the sole
                                    shareholder of the Global Fund. See "LIQUIDITY FACILITY
                                    AND THE GLOBAL FUND".

VALUATION OF SHARES...............  The net asset value per Share is determined as of 10:00
                                    a.m. (Eastern time) on each day on which the New York
                                    Stock Exchange is open for trading (a "Business Day").
                                    The Fund generally values JSE listed securities based on
                                    their current JSE ruling price, and converts prices from
                                    South African rand ("S.A. Rand") to U.S.dollars using
                                    exchange rates prevailing as of the time the net asset
                                    value is to be determined. Trading may take place in
                                    securities held by the Master Trust on days that are not
                                    Business Days and on which it will not be possible to
                                    purchase or redeem Shares. See "VALUATION OF SHARES".

OFFERING AND SUBSCRIPTION
PROCEDURE.........................  The OMEGA South Africa Fund is offering Shares on a continuous basis at a price equal to their net asset
                                    value. A sales charge of up to 0.35% of that price may
                                    be applied by the Placement Agents. Investors that wish
                                    to subscribe for Shares are required to complete the
                                    subscription form circulated by the Placement Agents.
                                    The office of the Transfer Agent will be open to accept
                                    subscription forms from 12:00 noon to 4:00 p.m. (Eastern
                                    time) on every

                                    Business Day. Subscription forms received by 4:00 p.m.
                                    (Eastern time) on any Business Day will be processed
                                    based on the net asset value as determined on the next
                                    Business Day. Subscription forms reaching the Transfer
                                    Agent after 4:00 p.m. (Eastern time) on any Business Day
                                    will be deemed to have been received at 12:00 noon
                                    (Eastern time) on the next Business Day. Full payment
                                    for Shares is due in cash by 3:00 p.m. (Eastern time) on
                                    the second Business Day following receipt (or deemed
                                    receipt) of the subscription form by the Transfer Agent.
                                    The minimum purchase for any investor is U.S.$5 million,
                                    provided the minimum purchase may, in particular
                                    circumstances, be reduced for certain investors to not
                                    less than U.S.$1 million.

                                    The Shares are being offered and sold only to investors
                                    that are "accredited investors" as defined in Regulation
                                    D under the Securities Act of 1933, as amended (the
                                    "1933 Act"). See "OFFERING OF SHARES".

PLACEMENT ARRANGEMENTS............  The OMEGA South Africa Fund has engaged Fleming Martin
                                    Inc., Rand International Securities LLC, and SBC Warburg
                                    Inc. to act as placement agents for the Offering (the
                                    "Placement Agents"). Each of the Placement Agents will
                                    be entitled to apply a sales charge of up to 0.35% of
                                    the net asset value of the Shares placed by it. Old
                                    Mutual Fund Holdings may, from its own resources, make
                                    additional payments to the Placement Agents or other
                                    parties of 0.25% of the price of Shares sold in the
                                    Offering. See "OFFERING OF SHARES -- Offering".

REDEMPTIONS AND LIQUIDITY
FACILITY..........................  Investors may request redemption of Shares on any
                                    Business Day. The office of the Transfer Agent will be
                                    open to accept redemption requests from 12:00 noon to
                                    4:00 p.m. (Eastern time) on every Business Day.
                                    Redemption requests reaching the Transfer Agent after
                                    4:00 p.m. (Eastern time) on any Business Day will be
                                    deemed to have been received at 12:00 noon (Eastern
                                    time) on the next Business Day.

                                    In order to fund redemptions, the OMEGA South Africa
                                    Fund will redeem a corresponding portion of its interest
                                    in the Master Trust. To the extent required to provide
                                    funds for redeeming Shares, Old Mutual Fund Holdings
                                    will withdraw monies from the Global Fund and invest
                                    those monies in the Master Trust (the "Liquidity
                                    Facility"). Old Mutual Fund Holdings may not terminate
                                    the Liquidity Facility without giving at least 120 days
                                    notice to registered holders of Shares ("Shareholders")
                                    for so long as the Adviser serves as investment adviser
                                    to the Master Trust. Any termination of the Liquidity
                                    Facility would not affect Shareholder redemption rights.

                                    Shares will be redeemed at net asset value (as next
                                    determined) subject to a redemption fee charged by the
                                    OMEGA South Africa Fund of 0.65% of redemption proceeds
                                    (the "Redemption Fee"). For so long as Old Mutual Fund
                                    Holdings provides the Liquidity Facility, the

                                    OMEGA South Africa Fund will pay to Old Mutual Fund
                                    Holdings amounts collected in respect of the Redemption
                                    Fee as compensation for the Liquidity Facility.

                                    The Fund believes that the Liquidity Facility
                                    substantially reduces the trading costs of the Fund. See
                                    "REDEMPTIONS" and "LIQUIDITY FACILITY AND THE GLOBAL
                                    FUND".

TRANSFER OF SHARES................  There is no public market for the Shares, and none is expected to develop. Transfers of Shares are subject to
                                    restrictions for purposes of complying with securities
                                    laws. One or more broker-dealers, including the
                                    Placement Agents, may on a private basis arrange
                                    purchases and sales of Shares. However, no party is
                                    obligated to arrange purchases and sales of Shares, and
                                    there can be no assurance that any private market for
                                    Shares will, if established, be continued. See "GENERAL
                                    INFORMATION -- Transfers of Shares".

DIVIDENDS.........................  Dividend income from the OMEGA South Africa Fund is not expected to be a significant portion of the long-term
                                    total return. Substantially all of the Fund's net income
                                    from dividends and interest will be distributed to
                                    Shareholders semi-annually on or about the last day of
                                    June and December of each year. The Fund's net realized
                                    capital gains will be distributed to the Shareholders at
                                    least annually. Dividends may be automatically
                                    reinvested at the written election of the investor,
                                    provided the OMEGA South Africa Fund reserves the right
                                    to suspend or terminate this reinvestment privilege.

NON-U.S. FUND.....................  The Old Mutual SAGA Fund, a mutual fund organized under the laws of Bermuda (the "Non-U.S. Fund"), also invests
                                    in the Master Trust. Shares of the Non-U.S. Fund are
                                    offered outside of the U.S. to non-U.S. investors. The
                                    operating expenses, distribution policies, and sales
                                    charges of the OMEGA South Africa Fund and the Non-U.S.
                                    Fund may not be the same.

CERTAIN TAX MATTERS...............  For investors subject to U.S. federal income tax, OMEGA
                                    South Africa Fund dividends and capital gains
                                    distributions will be subject to federal income tax and
                                    may be subject to state and local taxes. Prior to
                                    purchasing Shares, investors should consult with their
                                    tax advisers concerning the consequences of an
                                    investment in the OMEGA South Africa Fund. See "TAX
                                    MATTERS".

INVESTMENT COMPANY ACT............  Each of the OMEGA South Africa Fund and the Master Trust
                                    has registered as an investment company under the
                                    Investment Company Act of 1940, as amended (the "1940
                                    Act"). Neither the Securities and Exchange Commission
                                    nor any state securities authority has reviewed this
                                    Memorandum or passed upon the merits of the Fund or the
                                    Shares.

ERISA.............................  Assets of the Fund will not be considered "plan assets"
                                    of Shareholders that are pension or benefit plans
                                    subject to the Employee Retirement Income Security Act
                                    of 1974, as amended ("ERISA"). The OMEGA South Africa
                                    Fund

                                    does not impose a limit on the number of Shares that may
                                    be held by ERISA investors. See "ERISA MATTERS".

MANAGEMENT AND ADMINISTRATION.....  The Fund is supervised by a board of trustees. State
                                    Street Bank and Trust Company, either directly or
                                    through an indirect wholly-owned subsidiary, provides
                                    certain administrative services to the Fund. See
                                    "MANAGEMENT AND ADMINISTRATION".

CUSTODIAN AND SUB-CUSTODIAN.......  State Street Bank and Trust Company serves as custodian for the Master Trust and the OMEGA South Africa Fund.
                                    Standard Bank of South Africa serves as sub-custodian
                                    for the Master Trust's South African registered assets.

TRANSFER AGENT....................  State Street Bank and Trust Company serves as transfer agent for the OMEGA South Africa Fund (the "Transfer
                                    Agent").

VOTING RIGHTS.....................  Shareholders are entitled to vote on the election of the trustees of the Fund and on certain important matters,
                                    including (i) certain amendments to the declarations of
                                    trust of the OMEGA South Africa Fund and the Master
                                    Trust, (ii) changes in the investment objective and
                                    fundamental investment restrictions, and (iii) material
                                    amendments to the investment advisory agreement between
                                    the Master Trust and the Adviser, or the adoption of a
                                    new investment advisory agreement.

REPORTS TO SHAREHOLDERS...........  The OMEGA South Africa Fund will furnish to Shareholders audited annual financial statements for its fiscal years
                                    ending June 30 and unaudited semi-annual financial
                                    statements for the six month periods to December 31. In
                                    addition, the OMEGA South Africa Fund will provide
                                    annual tax information to Shareholders.

EXPENSES..........................  The OMEGA South Africa Fund and the Master Trust are
                                    responsible for the ongoing expenses of conducting their
                                    affairs. The Adviser will, if necessary, reduce or
                                    rebate a portion of the Management Fee so that ordinary
                                    operating expenses of the OMEGA South Africa Fund,
                                    including its share of the Management Fee and the
                                    amortization of certain organizational expenses, will
                                    not exceed 1.00% per annum of its daily net assets. See
                                    "GENERAL INFORMATION -- Expenses". The OMEGA South
                                    Africa Fund will reimburse the Adviser for certain
                                    marketing expenses incurred (or advanced to the
                                    Placement Agents or others) by the Adviser in the
                                    placement of Shares, provided the amount of such
                                    reimbursements in any year will not exceed 0.05% of the
                                    average daily net assets of the OMEGA South Africa Fund
                                    for such year. See "OFFERING OF SHARES -- Expense
                                    Reimbursement".

INVESTMENT CONSIDERATIONS.........  The Fund invests primarily in securities of South
                                    African issuers and is, as a result, particularly
                                    subject to risks affecting South Africa. Investment in
                                    South Africa is subject to various risks, including
                                    political uncertainties. South African securities
                                    markets are less liquid than securities markets in more
                                    developed countries. See "INVESTMENT CONSIDERATIONS".

                       INVESTMENT OBJECTIVE AND POLICIES

INVESTMENT OBJECTIVE

    The Fund's investment objective is long-term total return in excess of that of the JSE Actuaries All Share Index from investment in equity securities of South African issuers. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES

    The OMEGA South Africa Fund seeks to achieve its investment objective by investing all of its investable assets in the Master Trust.

    The Master Trust seeks to achieve its investment objective by investing in equity securities of South African issuers. Under normal circumstances, at least 95% of the Master Trust's total assets will be invested in equity securities of South African issuers that are listed on a securities exchange. The Master Trust may invest up to 5% of its total assets in securities that are, at the time of the investment, not listed on a securities exchange (although such investments will generally be limited to securities that are expected to be listed on an exchange within a reasonable period of time).

    In managing the Master Trust's assets the Adviser will not speculate for short-term gain but will focus on securities that, in the Adviser's opinion, are likely to show long-term improvements in profits and cash flow. Less weight will be accorded to short-term and cyclical factors. This approach is designed to result in strong dividend growth and capital appreciation. Historically, South African issuers have retained a high proportion of earnings and, if this policy continues, it is likely that the long-term total return would largely be in the form of capital appreciation.

    For purposes of the Master Trust's investment policies, a South African issuer is an issuer that meets one of the following tests: (i) its principal offices or operations are located in South Africa; or (ii) it derives at least 50% of its revenues from operations or investments in South Africa. Equity securities are defined as common stock, securities convertible into common stock, and securities that participate in profits in a similar manner to common stock. Equity securities may be purchased in the form of American Depositary Receipts, European Depositary Receipts, Global Depositary Receipts, or other similar securities representing equity securities.

CERTAIN RESTRICTIONS

    LIMITATION ON INVESTMENT IN A SINGLE ISSUER. The Master Trust will not purchase securities of any issuer if, upon completion of the purchase, (i) more than 7.5% of the Master Trust's assets (taken at market value) would be invested in securities of the issuer, or (ii) the Master Trust would own in excess of 10% of the voting securities of the issuer.

    LIMITATION ON INVESTMENT IN OLD MUTUAL GROUP CONTROLLED ISSUERS. The Fund will not purchase securities of any issuer in which Old Mutual, its wholly-owned subsidiaries, and investment vehicles managed by Old Mutual or its wholly-owned subsidiaries (collectively, the "Old Mutual Group") own in the aggregate in excess of 50% of the outstanding equity interest or where the acquisition would result in the Old Mutual Group owning in the aggregate in excess of 50% of the outstanding equity interest, provided this restriction (i) will not apply to the OMEGA South Africa Fund's investment in the Master Trust and (ii) will not prohibit the Fund from electing to receive dividends consisting of securities, or exercising rights issued in a rights offering, upon the same terms generally available to other investors. The acquisition of the Initial Portfolio was not subject to this limitation. The Fund may, therefore, hold securities of certain issuers in which the Old Mutual Group owns in excess of 50% of the outstanding equity interest.

    LIMITATION ON CONTROL OR PARTICIPATION IN TAKEOVERS. The Fund will not participate in any effort to replace the management of any issuer or take legal or management control of any issuer, provided this restriction will not prohibit the Fund from (i) accepting a tender or takeover offer made generally to holders of particular securities or
(ii) voting its securities, or granting a proxy to vote its securities, in any proxy contest that is not, directly or indirectly, organized by a member of the Old Mutual Group. This restriction will not apply to the OMEGA South Africa Fund's investment in the Master Trust.

    BORROWING. The Fund will not borrow money or purchase securities on margin, except the Fund may, as a temporary measure for extraordinary or emergency purposes, borrow from banks in an amount not to exceed 5% of the value of the Fund's net assets.

    TEMPORARY INVESTMENTS. For temporary defensive purposes, the Master Trust may invest in high quality money market or short-term debt securities denominated in U.S. dollars or another currency.

    SHORT POSITIONS. The Master Trust will not make short sales of securities or maintain a short position.

    HEDGING AND DERIVATIVE SECURITIES. The Master Trust does not intend to engage in currency hedging, although the Master Trust reserves the right to do so. While the Master Trust is permitted to purchase derivative securities, it does not expect that these will represent a significant portion of its portfolio. Not more than 5% of the net assets of the Master Trust may be applied to margin payments on futures contracts (other than hedging contracts).

    LENDING OF SECURITIES. The Master Trust may lend its securities to approved institutional borrowers. Any such loan will be required to be secured continuously by collateral, including cash or U.S. Treasury obligations, maintained on a current basis at an amount at least equal to the market value of the securities loaned. The value of the securities loaned will not exceed
33 1/3% of the value of the Master Trust's net assets.

    PORTFOLIO TURNOVER. The Master Trust will sell securities whenever the Adviser believes that an issuer's long-term potential to increase its cash flow and dividends has been reduced or if cash is needed to invest in issuers which have better long-term growth potential, without regard to the length of time the securities have been held. The Adviser does not intend to pursue short-term trading opportunities. The turnover rate of the Master Trust is not expected to exceed 25% annually.

ADDITIONAL RESTRICTIONS

    Certain other restrictions are described under "GENERAL INFORMATION -- Certain Conflicts of Interest". The registration statements of the OMEGA South Africa Fund and the Master Trust under the 1940 Act contain additional restrictions on the investment policies of the Fund. A copy of the registration statement of each of the OMEGA South Africa Fund and the Master Trust will be provided to potential investors upon request. The registration statement of each of the OMEGA South Africa Fund and the Master Trust can be inspected without charge at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom at prescribed rates.

GENERAL

    The investment objective of the OMEGA South Africa Fund described under "Investment Objective" above may not be changed materially except by a majority vote of Shareholders.

    The Master Trust has undertaken to the OMEGA South Africa Fund and the Non-U.S. Fund that it will not make any material change to its investment objective described under "Investment Objective" above or to its investment policies described under "Investment Policies" above except in unforeseen circumstances and with the approval of a majority vote of the Shareholders and a majority vote of shareholders of the Non-U.S. Fund.

    Except as otherwise indicated, the investment policy and restrictions of the OMEGA South Africa Fund and the investment restrictions of the Master Trust may be changed without Shareholder approval.

    The percentage limitations set forth above, as well as those described elsewhere in this Memorandum and in the registration statements of the OMEGA South Africa Fund and the Master Trust under the 1940 Act, are measured and applied only at the time an investment is made or another relevant action is taken by the Fund.

                                  SOUTH AFRICA

    South Africa, with the largest economy in Africa in terms of GDP, has, in the opinion of the Adviser, exciting growth potential no longer constrained by international sanctions. The Adviser believes that South Africa combines the potential of a developing economy with the infrastructure and corporate culture more typical of an advanced industrialized country.

GENERAL

    Until April 1994, political power in South Africa lay largely in the hands of the white minority. The system of apartheid created considerable social and political tensions and led to the progressive isolation of South Africa from the world community. In April 1994, the Government of National Unity (the "Government") was formed as a result of South Africa's first multi-racial, fully democratic elections. The Government's majority party is the African National Congress ("ANC"), which is led by President Nelson Mandela. The success of the elections removed important obstacles to growth and created an environment that is more conducive to both domestic and foreign investments. Negotiations on a permanent constitution for South Africa were completed on schedule in May 1996. After ratification by the Constitutional Court, the permanent constitution was signed into law on December 10, 1996.

    Although generally smooth, the transition to democratic rule has been accompanied by localized violence and social unrest which may continue in the future. At the end of June 1996, the National Party, which was a minority party in the Government, left the Government. The Inkatha Freedom Party ("IFP") is still a minority partner in the Government.

THE STATE OF THE BUSINESS CYCLE

    The South African economy has been in recovery from June 1993, following the longest post-war recession from March 1989 to May 1993. The recovery from around mid-1993 was partly of a cyclical nature in the form of rising commodity prices, a sharp recovery in agricultural output following the end of the drought in 1993, and rising exports owing to the upswing in the economies of some of South Africa's trading partner countries. More fundamentally, in the view of the Adviser, the relatively smooth political transition, the official end of sanctions, and the gradual normalization of the country's international relations strongly supported the recovery through improved business (local and foreign) and consumer confidence.

    Real GDP growth rates of 1.3%, 2.7% and 3.4% were registered in the years 1993, 1994 and 1995, respectively. In 1996 a bumper farming season compensated for a downturn in the goods-producing sectors of the economy, and real GDP rose by an estimated 3.1%. Cheap imports, slower inventory building and another steep fall in gold output were the main reasons for this downturn in production. Growth prospects for 1997 were weakened by the increase in interest rates in reaction to the weakening currency in 1996.

    Between February and December 1996 the S.A. Rand per U.S. dollar exchange rate weakened by more than 25%. This was due to a number of factors, including initially a perceived overvaluation of the S.A. Rand, increasing pessimism regarding the longer term growth potential and management of the economy, and worries about the health of President Mandela. The draining of liquidity from the South African economy through a sudden bout of capital outflows forced the South African Reserve Bank to increase its Bank Rate by two percentage points during 1996.

    However, the S.A. Rand per U.S. dollar exchange rate appreciated by more than 7% during the first three months of 1997. This appreciation followed a change in sentiment regarding the outlook for the expected improvement in reserves, with capital inflows forecast to exceed a projected small current account deficit. The Adviser does not expect a large or sustained net outflow of capital during 1997 given the expected healthier current account, some progress on privatization and tighter fiscal policy. This view is supported by the fact that South Africa had a net inflow of capital in 1996 -- in spite of the negative sentiment shift. However, the Adviser believes a large net inflow of capital is also unlikely because substantial privatization proceeds might be offset by further exchange control relaxation.

    Despite the interruption caused by the currency depreciation, the Adviser believes that the more competitive currency, stronger world economic growth in 1997, another good farming season and stable gold production should boost the goods producing sectors that suffered in 1996. This, the Adviser believes, combined with the Government's long-term macro-economic strategy, should lead to increased domestic and international confidence in the South African economy. The Government's macro-economic strategy, released during June 1996, includes measures aimed at maintaining the competitive advantages resulting from the 1996 weakening of the exchange rate and achieving a faster reduction of the Government's budget deficit (in effect a fiscal policy designed to be more supportive of monetary policy). The strategy also seeks a further reduction in inflation, an acceleration of tariff reductions, and a more flexible labor market. The March 1997 Budget was drawn up within the guidelines of this strategy -- with the budgeted deficit before borrowing at 4% of GDP. The Adviser is of the opinion that this strategy will promote economic stability and investor confidence.

    Thus, although the currency depreciation in 1996 probably forced some short-term slowdown on the economy, the Adviser believes that the long term prospects remain good.

    The following table shows the current real GDP growth forecasts for 1997, 1998, and 1999 of four prominent South African institutions:

                           REAL GDP GROWTH FORECASTS
                                    % CHANGE

                                                              1997         1998         1999
                                                              -----        -----        -----
Bureau for Economic Research.............................         3.1          3.8          3.7
BOE NatWest Securities Ltd...............................         2.4          3.3          4.2
Deutsche Morgan Grenfell (SA) (Pty) Ltd..................         2.0          3.5          4.0
Fleming Martin Securities Ltd.*..........................         2.1          3.1          3.5

* Fleming Martin Securities Ltd. is affiliated with Fleming Martin Inc., one of the Placement Agents.

SOUTH AFRICA'S INHERENT STRENGTHS

    The South African economy is substantial by the standard of the "emerging market" countries. It is by far the largest economy in Africa, with a GDP of over U.S.$126 billion, more than twice the size of any other African economy.

    The Adviser believes that there are particular features that could enhance the performance of the South African economy in the longer term.

    THE REMOVAL OF SANCTIONS. With the lifting of sanctions, South Africa has had improving access to world markets and should continue to benefit from global economic recovery. The Adviser believes that the removal of trade barriers, together with South Africa's full participation in the Marrakech Agreement on world trade, is leading to considerable changes in the economy, offering attractive opportunities for domestic and foreign investors. South African exporters are benefiting from new trade flows.

    PUBLIC SECTOR INVESTMENT. Given the underdeveloped state of large parts of South Africa and its rapid population growth, the Adviser expects that the Government will continue to make substantial investments in infrastructure and development projects. Housing, electrification, and water provision remain important priorities, and several related sectors, such as construction, engineering, and building materials, may benefit from development projects.

    ACCESS TO FOREIGN CAPITAL. By the end of 1995 total outstanding foreign debt amounted to U.S. $32.0 billion, or 24.0% of GDP, down from 42.9% of GDP in 1985. Between the beginning of 1985 and the end of 1995, the share of export earnings absorbed by interest payments on the outstanding debt declined from 11.5% to 6.4%. The Adviser believes that these lower levels of foreign debt, combined with South Africa's enhanced international standing, have allowed the country access to international capital markets. This more favorable environment has resulted in capital flows (not related to reserves) reversing from an outflow of S.A. Rand 15.2 billion in 1993 to inflows of S.A. Rand 4.3 billion in 1994 and a further S.A. Rand 19.2 billion in 1995. In 1996, despite the sentiment swings around the time of the Rand depreciation, inflows of S.A. Rand
3.9 billion were experienced. The Adviser does not expect a large or sustained net outflow of capital this year (based on a healthier current account, some progress on privatization and tighter fiscal policy). However, the Adviser believes a large inflow of capital is also unlikely because substantial privatization proceeds might be offset by exchange control relaxation.

    A SOPHISTICATED BUSINESS ENVIRONMENT. South Africa's corporate environment is, in the opinion of the Adviser, generally characterized by large, well organized companies, of which a number are world class in their respective industries. Many of these companies have considerable technical expertise and entrepreneurial skills. Furthermore, a strong framework of commercial law exists.

    MINERAL WEALTH. South Africa is a leading world supplier of gold, platinum, chromium, diamonds, and other strategic minerals.

ECONOMIC MANAGEMENT

    The Adviser believes that the economic policies of the Government are broadly market-oriented and that the maintenance of macro-economic stability will remain a high priority. Evidence of this is to be found in the abolition of the financial rand system, South Africa's signing of the Marrakech Agreement on world trade, and the stated intention of the Government to gradually reduce the budget deficit and pursue the sale of certain state assets. These intentions of the Government were reaffirmed in its macro-economic strategy document released on June 14, 1996 and in the Budget for the 1997/1998 fiscal year released on March 12, 1997.

    Over the past several years, the South African Reserve Bank has pursued a conservative monetary policy aimed at protecting the exchange rate and reducing inflation. This policy has brought results in containing inflation, with average inflation being reduced from 15.3% in 1991 to 7.4% in 1996. However, largely due to the currency depreciation in 1996, the annual rate of inflation rose from a low of 5.5% in April 1996 to 9.6% in March 1997. Nevertheless, the Adviser expects the annual rate of inflation to move substantially lower over the next 12 months.

    Furthermore, South Africa's relations with the International Monetary Fund and the World Bank have been normalized, and the Adviser expects that this will have a stabilizing effect upon economic management.

THE JOHANNESBURG STOCK EXCHANGE

    The aggregate market capitalization of South African equity securities listed on the JSE was S.A. Rand 1,211 billion (U.S.$274 billion) as at March 31, 1997. The actual float for public trading is significantly smaller than the aggregate market capitalization because of the large number of long-term holdings by listed holding companies in listed subsidiaries and associates, the existence of listed pyramid companies, and cross holdings between listed companies. Historically, liquidity on the JSE (measured by reference to the total market value of securities traded as a percentage of the total market capitalization) has been low, being 11.9% in the year ended March 31, 1997. Although as at March 31, 1997 there were 618 listed companies on the JSE, market capitalization and trading is concentrated in a relatively small number of companies. As at that date the 15 largest companies by market capitalization represented approximately 36% of the JSE Actuaries All Share Index. The average annual dividend yield for companies comprising the JSE Actuaries All Share Index as at March 31, 1997 was approximately 2.4%.

    Legislation implementing fundamental changes to the JSE was approved by the South African parliament late in 1995. This has had a profound impact on the JSE, including a move from floor based trading to screen trading, the abolition of single capacity trading, removal of restrictions on corporate membership, the introduction of limited liability of members, and a move from fixed to negotiated commissions.

    South Africa was included in both the Morgan Stanley Capital International ("MSCI") and the International Finance Corporation ("IFC") emerging market indices in March and April 1995, respectively. South Africa has a significant representation in these emerging markets indices with weightings of 11.1% in MSCI's Emerging Markets Global Index, 8.2% in the IFC's Global Index, and 13.1% in the IFC's Investable Index as of March 31, 1997.

    The following table shows the compound annual average increase, in U.S. dollar terms, in the JSE Actuaries All Share Index compared with the S&P 500 Index over the periods listed below to March 31, 1997.

                                                          PERIODS TO MARCH 31, 1997
                                                    -------------------------------------
                                                      3 YEARS      5 YEARS     10 YEARS
                                                    -----------  -----------  -----------
JSE Actuaries All Share Index*....................         8.9%        20.5%        17.5%
S&P 500 Index.....................................        19.3%        13.4%        10.0%

---------------

* Figures converted to U.S. dollars using the Financial S.A. Rand exchange rate where applicable.

                           INVESTMENT CONSIDERATIONS

    An investment in the Shares is subject to a number of risks. Certain of these risks are set forth below.

CONCENTRATION IN SOUTH AFRICAN SECURITIES

    The Fund invests primarily in securities of South African issuers and, as a result, is particularly subject to risks affecting South Africa and its economy and securities markets. Investors in the Fund may therefore be subject to greater risk and volatility than investors in investment vehicles with more geographically diverse investment portfolios.

SOCIAL AND POLITICAL RISKS

    South Africa is undergoing a period of unprecedented social and political change. This has been accompanied by high levels of crime, violence, and social unrest in some areas, which may continue. While some of the reasons for this unrest have been addressed by the recent constitutional changes, others, such as inadequate housing, education, health care, and employment opportunities, remain to be addressed for large segments of the population. In some areas inter-tribal and inter-community antagonisms, channeled through political rivalries, particularly between the ANC and the IFP, have been additional causes of violence. There can be no assurance that the South African government will be able to bring this violence and social unrest under control or create sufficient wealth to satisfy the socio-economic needs of the less privileged sections of the population.

    The ANC, which comprises the majority party in the Government, has in the past espoused a socialist economic program, including nationalization of South African industry and mineral resources and high levels of taxation. In recent years prominent figures in the ANC have distanced themselves from socialism and have supported more market-oriented policies. Senior ANC officials have continued to confirm that privatization is official ANC and Government policy. In the macro-economic strategy document released by the Ministry of Finance on June 14, 1996, these market-oriented policies were announced as official Government policy. These policies were reaffirmed in the March 1997 Budget. However, there can be no assurance that market-oriented policies will be pursued.

    The ANC's national executive has indicated concern regarding the dominant position of a number of conglomerates in the South African market. This may lead to a tightening of antitrust rules, with uncertain results.

    The Government is a coalition that includes the ANC and the IFP. The National Party left the Government at the end of June 1996 to become the official opposition. The present term of the Government will end in 1999, and under the terms of the recently enacted constitution, a constitutional coalition government will not be required after 1999. With the prospect of single party rule after 1999, the run-up to the next election may be characterized by intense political rivalry which could include a flare-up in politically driven social unrest. Such unrest may continue into the new government's term of office.

    In terms of its social and political infrastructure, South Africa currently has many of the characteristics of an emerging market. Investors should recognize that investing in emerging market jurisdictions involves certain considerations not usually associated with investing in securities in more developed capital markets. Investors should carefully consider their ability to assume such risks before making an investment in the Fund.

    South Africa enjoys a developed legal and commercial infrastructure with a strong and independent judiciary and central bank. While the Government has indicated that it supports, and the recently completed constitution protects, their continued independence, there remains the possibility that they will come under greater political control. In particular, the South African Reserve Bank's attempts to maintain a responsible monetary policy may conflict with the desire of the South African Government to effect substantial and expensive social programs.

    President Mandela currently plays an important role in the South African political structure. It is not possible to predict the consequences of a change in President.

ECONOMIC RISKS

    GROWTH. Economic growth is an essential element in raising standards of living for underprivileged sectors of the South African population, and there are many potential problems that could either inhibit or extinguish that growth. However, there remain a number of structural issues, such as balance of payments vulnerability, the insufficiency of domestic savings in both the private and public sectors, and uncompetitive production processes, which may inhibit sustained economic growth in South Africa.

    INFLATION. Until the early 1990s, South African inflation had persisted at annual rates of between 10% and 20%. More recently, the South African Reserve Bank has played a major role in bringing that rate to below 10%, although inflation rose again during the course of 1996 and into 1997 largely due to the currency depreciation. Although the Government's macro-economic strategy, released in June 1996, sets out the reduction of inflation as one of the main objectives of monetary policy, there can be no guarantee that the South African Government will be able, or will have as a primary objective the desire, to keep inflation under control.

    BALANCE OF PAYMENTS/ACCESS TO FOREIGN CAPITAL. Although South Africa currently has low levels of foreign debt, its foreign exchange reserves are depleted, amounting at the end of March 1997 to only U.S.$2.8 billion or less than 6 weeks of imports of goods and services. If South Africa fails to maintain a balance of payments surplus or is not able to access sources of foreign capital, the Government would probably have to raise interest rates and deflate the economy.

    GOVERNMENT SPENDING. A major aspect of the current Government's policy is to develop a more even distribution of wealth among the population. While the Adviser believes that there is scope for limited tax increases, the risk remains that, if taxes and/or government borrowings increase significantly, there could be severe adverse consequences for the South African economy.

    COMMODITIES. Although only approximately 10% of South Africa's GDP directly involves mining and quarrying activities, the country remains exposed to any steep fall in world commodity prices.

    AGRICULTURAL CONDITIONS. Rainfall patterns are variable in South Africa, and droughts occur frequently in certain parts of the country, resulting in major fluctuations in agricultural output. Fluctuations in agricultural output can significantly influence economic and inflation trends.

    INCREASED COMPETITION/LOWER TARIFFS. Following the lifting of sanctions and the election of a new government, foreign companies have begun to re-enter the South African markets. The presence of foreign competition in South African markets may affect the profitability and share price of some South African listed companies. South Africa is also a signatory to the Marrakech Agreement on tariff reduction. In future years the scaling back of tariff protection may adversely impact the performance of certain South African companies.

    EXCHANGE CONTROLS. South Africa has a system of strict exchange controls applicable to residents, domestic institutions, and local companies. Foreign investors are generally not subject to exchange controls. Currently foreign investors can freely repatriate both capital and investment returns subject to compliance with certain exchange control approval procedures. Although the Government and the South African Reserve Bank are following a policy of gradually easing exchange controls, (as was announced in the March 1997 Budget), there can be no assurance that exchange controls will not be tightened or that non-South African residents (such as the Master Trust) will not be made subject to restrictions on dealings in assets located or realized in South Africa. In addition there can be no assurance that a South African administration will not seek to reverse or modify exchange control approvals granted in relation to the establishment of the Fund. In the event exchange controls are lifted, the volatility of South African financial markets may increase. In addition, South Africa has on prior occasions imposed a dual currency system, and reimposition of such a system might reduce the value of the Fund's assets.

MARKET CHARACTERISTICS

    The securities markets of South Africa are comparatively small, with the majority of market capitalization and trading volume concentrated in a relatively small number of companies. In addition, there is a significant degree of cross-ownership among companies and a concentration of ownership in a relatively small number of persons, including the Old Mutual Group. Consequently, the Fund's investments may experience greater price volatility and lower liquidity than a portfolio invested in equity securities of U.S. companies.

CURRENCY RISKS

    The Master Trust's assets are invested in securities denominated in S. A. Rand, and income from these investments is received in S.A. Rand. As a result, the Fund's net asset value and distributions, which are measured in U.S. dollars, would be adversely affected if the value of the S. A. Rand declines relative to the U.S. dollar. Historically, the S. A. Rand has tended to depreciate against the U.S. dollar and between February and December 1996 the S.A. Rand per U.S. dollar exchange rate weakened by more than 25%.

TAXATION RISKS

    It is possible that the South African government will significantly raise taxes. South Africa does not currently impose tax on capital gains. There can be no assurance that a capital gains tax to which the Master Trust may be subject will not be introduced in the future.

REPORTING STANDARDS

    Companies in South Africa are subject to accounting, auditing, and financial standards and requirements that differ, in some cases significantly, from those applicable to U.S. companies. There is less publicly available information about South African companies than about U.S. companies. South African companies are not subject to the same degree of regulation as are U.S. issuers with respect to such matters as insider trading rules, restrictions on market manipulation, shareholder proxy requirements, and timely disclosure of information.

TRANSACTION COSTS

    Transaction costs, including brokerage commissions for transactions both on and off the securities exchanges in South Africa, are generally higher than in the U.S.

UNLISTED SECURITIES

    The Master Trust may invest up to 5% of its total assets in securities that are not listed on a securities exchange. These securities may be subject to more abrupt or erratic changes in value than listed securities, and it may be difficult and expensive for the Master Trust to dispose of these securities.

NON-DIVERSIFIED FUND

    Each of the OMEGA South Africa Fund and the Master Trust is a non-diversified investment company, which means that it is not limited by the 1940 Act in the proportion of its assets that may be invested in the securities of a single issuer. Each of the OMEGA South Africa Fund and the Master Trust intends, however, to comply with diversification requirements imposed on regulated investment companies by the Code. See "GENERAL INFORMATION -- Organization".

PRIOR EXPERIENCE OF THE ADVISER

    While Old Mutual has substantial experience in investment management, neither Old Mutual nor the Adviser, prior to November 1995, advised an investment company registered under the 1940 Act.

                         MANAGEMENT AND ADMINISTRATION

TRUSTEES

    Each of the OMEGA South Africa Fund and the Master Trust is supervised by a board of trustees, a majority of whom are not affiliated with the Adviser or Old Mutual. The current trustees of the OMEGA South Africa Fund and the Master Trust are the same and are listed below. Asterisks indicate those trustees that are "interested persons" (as defined in the 1940 Act) of the Fund.

    *MICHAEL JOHN LEVETT, South African (aged 57), is the Chairman and Group Chief Executive of Old Mutual, having been Chief Executive since 1985. He serves as Chairman of the board of trustees of the OMEGA South Africa Fund and the Master Trust. He has held, and continues to hold, a number of non-executive directorships, including Barlow Limited, an industrial company, Nedcor Limited, a bank holding company, SASOL Limited, a chemicals company, and South African Breweries Limited. His address is Mutualpark, Jan Smuts Drive, Pinelands, South Africa.

    WILLIAM LESTER BOYAN, American (aged 60), has been a director of John Hancock Mutual Life Insurance Company since 1983 and was appointed as President and Chief Operations Officer in 1992. His address is John Hancock Place, Boston, Massachusetts.

    THOMAS HASKINS DAVIS, Bermudian (aged 49), is President and Chief Executive Officer of Winchester Global Trust Company Limited. He was President of Mid-Ocean Trust Company Limited from 1994 to 1995 and was Manager Corporate Trust at Bank of Bermuda from 1979 to 1993. His address is Williams House, 20 Reid Street, Hamilton, Bermuda.

    MICHEL JOHN DREW, Bermudian (aged 61), has been President and Chief Executive Officer of International Services Limited, a corporate services operation, since its inception in 1977. In 1969 he established Schroders (Bermuda) Limited, the principal operating subsidiary in Bermuda of Schroders plc, the London merchant banking house and acted as Chief Executive Officer until his retirement in 1994, having been elected a director in 1983, and President in 1991. His address is 22 Church Street, Hamilton, Bermuda.

    *WILLIAM LANGLEY, South African (aged 54), is President of the Adviser and has been a member of the general management of Old Mutual since 1981. His address is 61 Front Street, Hamilton, Bermuda.

    KENNETH RIGBY WILLIAMS, British (aged 60), was executive Chairman of Westgate Overseas Limited, an international investment company, from 1986 to his retirement in 1994. He holds non-executive directorships with Charles Baynes plc, a company engaged in distribution and engineering, John Lusty plc, a food distribution company, and Hudaco Industries Limited, a South African distributor of industrial consumable goods, and was a director of South African Breweries Limited from 1973 to 1994. His address is 15 Lime Tree Walk, Virginia Park, Virginia Water, Surrey, United Kingdom.

ADVISER

    Old Mutual Asset Managers (Bermuda) Limited (the "Adviser"), a wholly-owned subsidiary of Old Mutual, is the investment adviser to the Master Trust and the Global Fund. The Adviser was organized in 1995 as a Bermuda company for the purpose of advising the Master Trust and the Global Fund. The Adviser's address is 61 Front Street, Hamilton, Bermuda.

    William Langley, President of the Adviser, has been responsible for the day to day management of the Master Trust's assets since the Master Trust commenced operations in November 1995. He joined Old Mutual in 1963, and since 1985 has been involved in the development of Old Mutual's international businesses. Prior to 1985 he was a senior portfolio manager, and his responsibilities included the Old Mutual Main Fund.

    Roddy Sparks, the current manager of the equity portion of the Old Mutual Main Fund, has been responsible for providing in depth research on South African companies to the Adviser since the Master Trust commenced operations in November 1995. He joined Old Mutual in 1986 and has managed the equity portion of the Old Mutual Main Fund since January 1989. He is based in Cape Town.

    Old Mutual provides investment research and information to the Adviser. Old Mutual's investment division in South Africa employs over 60 investment professionals, including 21 portfolio managers, 19 research analysts, and 6 economists. Collectively they have considerable experience of the South African investment market and form one of the largest investment teams in the country. Old Mutual has an extensive and detailed proprietary economic and investment database that covers substantially all South African listed companies.

    Old Mutual has been a significant investor in the South African equity market since the early 1960's. In developing its investment philosophy Old Mutual has focused upon long-term returns and has sought to ignore short-term fluctuations in the market. In the early 1970's Old Mutual was a pioneer in developing a risk adjusted dividend discount model for equity valuation that has since formed the foundation for its long-term fundamental value approach to investment. At June 30, 1996 Old Mutual had total assets under management of over U.S.$40 billion.

    Because the OMEGA South Africa Fund invests all of its investable assets in the Master Trust, the OMEGA South Africa Fund does not have a separate investment adviser.

    The Master Trust pays the Adviser a Management Fee of 0.60% per annum of the Master Trust's daily net assets. The Management Fee accrues daily on an annualized basis and is paid monthly in arrears. The Adviser is responsible for compensating Old Mutual for research and information provided to the Adviser.

ADMINISTRATOR

    State Street Bank and Trust Company (the "OMEGA Fund Administrator") provides, either directly or through an affiliate, certain administrative and fund accounting services (including calculation of the net asset value of the OMEGA South Africa Fund) to the OMEGA South Africa Fund pursuant to an administrative services agreement. State Street Cayman Trust Company, Ltd., either directly or through an affiliated entity (the "Master Trust Administrator"), provides certain administrative and fund accounting services to the Master Trust pursuant to an administrative services agreement.

    The Master Trust Administrator receives an annual administration fee from the Master Trust calculated as a percentage of the Master Trust's average daily net assets. The percentage ranges from 0.05% to 0.01% per annum according to the net assets of the Master Trust. If the net assets of the Master Trust total U.S.$1 billion during a year, the administration fee percentage for that year would be 0.0375%. In addition, the OMEGA South Africa Fund pays the OMEGA Fund Administrator an annual administration fee of U.S.$40,000.

TRANSFER AGENT

    State Street Bank and Trust Company (the "Transfer Agent") serves as transfer agent and dividend disbursing agent for the OMEGA South Africa Fund. The Transfer Agent may delegate certain of its functions to an affiliated entity. The Transfer Agent receives an annual fee of U.S.$18,000 from the OMEGA South Africa Fund. The principal business address of the Transfer Agent is:
Transfer Agent Operations, P.O. Box 1978, Boston, Massachusetts 02105. State Street Cayman Trust Company, Ltd., either directly or through an affiliated entity, serves as registrar for the Master Trust.

CUSTODIAN AND SUB-CUSTODIAN

    State Street Bank and Trust Company (the "Custodian") serves as custodian for the Master Trust's and the OMEGA South Africa Fund's assets. Standard Bank of South Africa serves as sub-custodian for the Master Trust's South African registered assets. All assets of the Master Trust and the OMEGA South Africa Fund will be held in a segregated account in the name of the relevant Fund. The Custodian receives an annual custody fee of 0.03% of the Master Trust's average daily net assets. The Custodian is responsible for the fees of the sub-custodians.

                              VALUATION OF SHARES

    The net asset value per Share is determined on each day on which the New York Stock Exchange is open for trading (a "Business Day"). This determination is made by the OMEGA Fund Administrator once each day as of 10:00 a.m. (Eastern time), being after the close of business of the JSE for that day, by adding the market value of all securities and other assets of the OMEGA South Africa Fund (including the value of its interest in the Master Trust), then subtracting the OMEGA South Africa Fund's liabilities, and then dividing the result by the number of outstanding Shares. The Master Trust Administrator calculates the net asset value of the Master Trust as of 10:00 a.m. (Eastern time) on each Business Day by adding the market value of all securities and other assets of the Master Trust and then subtracting the Master Trust's liabilities.

    The Master Trust generally values JSE listed securities based on the current JSE ruling price. The ruling price for a JSE listed security on any day is the last sale price, adjusted upward to any current higher bid price or downward to any current lower offer price. If the securities did not trade on the JSE on the date of the valuation, they may be valued on a different basis believed by the trustees of the Master Trust to reflect their fair value. Values are converted from S.A. Rand to U.S. dollars using exchange rates prevailing as of the time the net asset value is to be determined. Trading may take place in securities held by the Master Trust on days that are not Business Days and on which it will not be possible to purchase or redeem Shares.

    The Fund may, from time to time, revise its procedures relating to the calculation of net asset value to reflect changes in JSE trading periods and practices.

                               OFFERING OF SHARES

OFFERING

    The OMEGA South Africa Fund is offering Shares on a continuous basis at a price equal to their net asset value. A sales charge of up to 0.35% of that price may be applied by the Placement Agents. The minimum purchase for any investor is U.S.$5 million (exclusive of sales charge), provided the minimum purchase may, in particular circumstances, be reduced for certain investors to not less than U.S.$1 million (exclusive of sales charge).

    The OMEGA South Africa Fund has engaged Fleming Martin Inc., Rand International Securities LLC, and SBC Warburg Inc. to act as Placement Agents for the Offering. Each of the Placement Agents will be entitled to charge a sales charge of up to 0.35% of the net asset value of the Shares placed by it. Old Mutual Fund Holdings may, from its own resources, make additional payments to the Placement Agents or other parties of 0.25% of the price of Shares sold in the Offering. The Fund has agreed to indemnify the Placement Agents against certain liabilities, including liabilities under applicable securities laws.

    The OMEGA South Africa Fund will, on receipt thereof, invest the proceeds of the Offering in the Master Trust, and its interest in the Master Trust will be increased accordingly. The Non-U.S. Fund will similarly invest the proceeds of its offering of shares in the Master Trust. The Master Trust will then apply the proceeds received from the OMEGA South Africa Fund and the Non-U.S. Fund to redeem a corresponding portion of the interest of Old Mutual Fund Holdings in the Master Trust. Old Mutual Fund Holdings will invest the proceeds of these redemptions in the Global Fund.

    The OMEGA South Africa Fund is offering the Shares without registration under the 1933 Act as a private placement pursuant to Regulation D under the 1933 Act. The OMEGA South Africa Fund is also relying upon appropriate exemptions from the registration requirements of applicable state securities or blue sky laws. The Shares are being offered and sold in the U.S. only to investors that are "accredited investors" as defined in Regulation D.

    The Offering may be terminated or modified by the OMEGA South Africa Fund. In the event that the terms of the Offering are materially modified, the new terms will be set forth in a supplement to this Memorandum. Investors that purchase Shares in the Offering will not have any pre-emptive rights with respect to any further offerings.

SUBSCRIPTION PROCEDURE

    Shares may be purchased on any Business Day. Investors that wish to subscribe for Shares are required to complete the subscription form circulated by the Placement Agents. Completed subscription forms should be returned to the relevant Placement Agent, who, on behalf of the investors, will then forward them to the Transfer Agent. All subscriptions are subject to acceptance by the OMEGA South Africa Fund.

    The office of the Transfer Agent will be open to accept subscription forms from 12:00 noon to 4:00 p.m. (Eastern time) on every Business Day. Subscription forms received by 4:00 p.m. (Eastern time) on any Business Day will be processed based on the net asset value as determined on the next Business Day. Subscription forms reaching the Transfer Agent after 4:00 p.m. (Eastern time) on any Business Day will be deemed to have been received at 12:00 noon (Eastern time) on the next Business Day. Full payment for Shares is due in cash by 3:00 p.m. (Eastern time) on the second Business Day following receipt (or deemed receipt) of the subscription form by the Transfer Agent. The purchase price for Shares subscribed for in the Offering will be payable by wire transfer to the account of the Transfer Agent specified in the subscription form.

EXPENSE REIMBURSEMENT

    The OMEGA South Africa Fund will reimburse the Adviser for certain marketing expenses incurred (or advanced to the Placement Agents or others) by the Adviser in the placement of Shares, provided the amount of such reimbursements in any year will not exceed 0.05% of the average daily net assets of the OMEGA South Africa Fund for such year. This reimbursement is authorized pursuant to a placement plan maintained by the OMEGA South Africa Fund. The reimbursement will apply to marketing costs for the Shares, including costs relating to meetings and communications with potential investors, travel, and printing and distributing offering materials.

    The OMEGA South Africa Fund will provide to its trustees quarterly a written report of amounts reimbursed pursuant to the placement plan. The trustees of the OMEGA South Africa Fund will review the continuation of the placement plan on an annual basis.

                                  REDEMPTIONS

    Investors may request redemption of Shares on any Business Day at their net asset value (as determined as of 10:00 a.m. (Eastern time) on the next Business
Day), subject to a Redemption Fee charged by the OMEGA South Africa Fund of 0.65% of redemption proceeds. Redemption requests should be submitted in writing to the Transfer Agent on a form available from the OMEGA South Africa Fund or the Transfer Agent. The office of the Transfer Agent will be open to accept redemption requests from 12:00 noon to 4:00 p.m. (Eastern time) on every Business Day. Redemption requests reaching the Transfer Agent after 4:00 p.m. (Eastern time) on any

Business Day will be deemed to have been received at 12:00 noon (Eastern time) on the next Business Day. The Transfer Agent may require evidence of the authority of persons submitting any redemption request. Redemption proceeds will be paid in federal funds within seven days following receipt of a redemption request in proper form.

    In order to fund redemptions, the OMEGA South Africa Fund will redeem a corresponding portion of its interest in the Master Trust. For so long as Old Mutual Fund Holdings provides the Liquidity Facility, the OMEGA South Africa Fund will pay to Old Mutual Fund Holdings amounts collected in respect of the Redemption Fee as compensation for the Liquidity Facility. Should the Liquidity Facility be terminated, the OMEGA South Africa Fund will pay amounts collected in respect of the Redemption Fee to the Master Trust.

    The Fund believes that the Liquidity Facility substantially reduces the trading costs of the Fund. The Redemption Fee will not apply to direct or indirect transfers of Shares from one investor to another.

                     LIQUIDITY FACILITY AND THE GLOBAL FUND

    The Adviser serves as investment adviser to Old Mutual Global Assets Fund Limited, a mutual fund organized under the laws of Bermuda (the "Global Fund"). THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES OF THE GLOBAL FUND. Old Mutual Fund Holdings is the sole shareholder of the Global Fund. The Global Fund invests in broadly diversified portfolios of South African equities and international equity, debt, and money market securities with the goal of achieving a long-term total return. The Global Fund may only borrow to a limited extent. The Global Fund is designed to provide a pool of securities to fund redemptions of Shares and redemptions of shares of the Non-U.S. Fund.

    Old Mutual initially capitalized the Global Fund with approximately U.S.$500 million of South African securities. At March 31, 1997 the net assets of the Global Fund were in excess of U.S.$649 million. Upon each issuance of Shares (or shares in the Non-U.S. Fund) the Master Trust will redeem a portion of the interest of Old Mutual Fund Holdings in the Master Trust, and Old Mutual Fund Holdings will invest the redemption proceeds in the Global Fund.

    Old Mutual Fund Holdings has undertaken to the Master Trust and the OMEGA South Africa Fund that it will, to the extent required to provide funds for redeeming Shares, liquidate all or a portion of its interest in the Global Fund to generate cash, which Old Mutual Fund Holdings will invest in the Master Trust (the "Liquidity Facility"). Old Mutual Fund Holdings may not terminate the Liquidity Facility without giving at least 120 days notice to Shareholders, provided that Old Mutual Fund Holdings may terminate the Liquidity Facility at any time without prior notice if the Adviser ceases to be investment adviser to the Master Trust (other than by reason of the voluntary termination of the investment advisory agreement with the Master Trust by the Adviser). Any termination of the Liquidity Facility would not affect Shareholder redemption rights. If the Liquidity Facility is terminated, the Master Trust may fund redemptions by disposing of its assets. Following termination of the Liquidity Facility, Old Mutual Fund Holdings would be free to redeem all or part of its interest in the Master Trust.

    For so long as the Liquidity Facility is made available, Old Mutual Fund Holdings will not withdraw monies from the Global Fund except as required for the Liquidity Facility and except for dividends paid by the Global Fund. In addition, for so long as the Liquidity Facility is made available, Old Mutual Fund Holdings will not withdraw monies from the Master Trust except to withdraw cash equivalent to amounts invested in the Master Trust by the OMEGA South Africa Fund (or the Non-U.S. Fund) and except for its proportion of the income and realized capital profits of the Master Trust.

    It is possible that at some time the value of Old Mutual Fund Holding's investment in the Global Fund might be insufficient to fund the redemption of all Shares submitted for redemption.

    Additional investments by the OMEGA South Africa Fund in the Master Trust that are not offset by redemptions of Master Trust interests (either by Old Mutual Fund Holdings or the Non-U.S. Fund) will be applied to acquire additional securities in accordance with the Master Trust's investment policies.

    Old Mutual established the Global Fund pursuant to the approval of the South African Reserve Bank for the transfer of the Initial Portfolio out of South Africa to the Master Trust. Under South African exchange control regulations, South African residents are not, in general, permitted to transfer cash and investment assets out of South Africa or to hold non-South African investments. Since 1995 the Government has embarked on a policy of gradually phasing out exchange controls. In late 1995 the South African Reserve Bank permitted certain "asset swaps" in which South African institutions were allowed to exchange a certain percentage of their South African investments for non-South African assets. During 1996 the exchange control regulations were further relaxed to allow certain South African institutional investors to remit abroad during 1996 up to 3% of their net inflow of funds during the 1995 calendar year. This has recently been renewed in respect of the 1996 calendar year. The March 1997 Budget speech announced a number of further measures that continue the phasing-out of the remaining controls. The Global Fund is intended as a means of providing liquidity and assuring that, when Shareholders liquidate their interests in the Master Trust by redeeming Shares, Old Mutual Fund Holdings will acquire equivalent interests in the Master Trust.

                                  TAX MATTERS

    This discussion is for general information only. Investors should consult their own tax advisers about the tax consequences of an investment in the OMEGA South Africa Fund before subscribing for Shares.

CERTAIN U.S. TAX MATTERS

    The OMEGA South Africa Fund intends to meet the requirements of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), applicable to regulated investment companies so that it will not be liable for any federal income or excise taxes, although the OMEGA South Africa Fund's income may be subject to non-U.S. taxes. The Master Trust intends to qualify as a "partnership" under the Code, with the result that the OMEGA South Africa Fund will be required to take into account its pro rata share of the Master Trust's income, gain, loss, expense, credit, and other applicable items.

    For investors subject to U.S. federal income tax, OMEGA South Africa Fund dividends and capital gains distributions are subject to federal income tax and may also be subject to state and local taxes. Generally, distributions from the OMEGA South Africa Fund's net investment income and short-term capital gains will be taxed as ordinary income. Distributions of net capital gains (I.E., the excess of net long-term capital gains over net short-term capital losses) will be taxed as such regardless of how long Shares have been held. The foregoing rules apply without regard to whether the dividends and distributions are paid in cash or reinvested in additional Shares.

    Any OMEGA South Africa Fund dividend that is declared in October, November, or December of any calendar year, that is payable to shareholders of record in such a month, and that is paid the following January will be treated as if received by the shareholders on December 31 of the year in which the dividend is declared. The OMEGA South Africa Fund will notify shareholders regarding the federal tax status of its distributions after the end of each calendar year.

    Any OMEGA South Africa Fund distribution will have the effect of reducing the per Share net asset value of Shares by the amount of the distribution. Shareholders purchasing Shares shortly before the record date of any distribution may thus pay the full price for the Shares and then effectively receive a portion of the purchase price back as a taxable distribution.

    In general, any gain or loss realized upon a taxable disposition of Shares by a Shareholder that holds such Shares as a capital asset will be treated as long-term capital gain or loss if the Shares have been held for more than twelve months and otherwise as a short-term capital gain or loss. However, any loss realized upon a disposition of Shares held for six months or less will be treated as a long-term capital loss to the extent of any distributions of net capital gain made with respect to those Shares. Any loss realized upon a disposition of Shares may also be disallowed under rules relating to wash sales.

    The Fund's transactions in certain forward currency contracts will be subject to special tax rules that may affect the amount, timing, and character of Fund income. For example, certain positions held for the Fund on the last business day of each taxable year will be marked to market (I.E., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for the Fund that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Fund losses, adjustments in the holding periods of Fund securities, and conversions of short-term into long-term capital losses. Certain tax elections exist for straddles that may alter the effects of these rules.

    Foreign exchange gains and losses realized by the Fund or marked to market will generally be treated as ordinary income and losses. Use of foreign currencies for non-hedging purposes may be limited in order to avoid a tax on the Fund.

    Certain uses of foreign currency and foreign currency forward contracts and investment by the OMEGA South Africa Fund in certain "passive foreign investment companies" may be limited, or a tax election may be made, if available, in order to enable the OMEGA South Africa Fund to preserve its qualification as a regulated investment company and to avoid imposition of a tax on the OMEGA South Africa Fund.

    While, as discussed under "South African Taxation" below, there are currently no South African taxes that would apply to the earnings of the Fund, in the future the Fund may pay South African taxes on its investment income. The OMEGA South Africa Fund may also pay taxes in countries other than the United States and South Africa. The OMEGA South Africa Fund expects to be able to elect to "pass through" to Shareholders non-U.S. income taxes paid. If the OMEGA South Africa Fund so elects, Shareholders will be required to treat their pro rata portion of the non-U.S. income taxes paid by the OMEGA South Africa Fund as part of the amounts distributed to them by the OMEGA South Africa Fund and thus includable in their gross income for federal income tax purposes. Shareholders who itemize deductions would then be allowed to claim a deduction or credit (but not both) on their federal income tax returns for such amounts, subject to certain limitations. Shareholders who do not itemize deductions would (subject to such limitations) be able to claim a credit but not a deduction. No deduction for such amounts will be permitted to individuals in computing their alternative minimum tax liability. If the OMEGA South Africa Fund does not qualify or elect to "pass through" to Shareholders non-U.S. income taxes paid by it, Shareholders will not be able to claim any deduction or credit for any part of the non-U.S. taxes paid by the OMEGA South Africa Fund.

    Dividends and certain other payments to persons who are not citizens or residents of the United States or U.S. entities ("Non-U.S. Persons") are generally subject to U.S. tax withholding at a rate of 30%. The OMEGA South Africa Fund intends to withhold tax payments at the rate of 30% on taxable dividends and other payments to Non-U.S. Persons that are subject to such withholding, unless a lower rate is permitted under an applicable treaty. Any amounts overwithheld may be recovered by such persons by filing a claim for refund with the Internal Revenue Service within the time period appropriate to such claims. Distributions received from the OMEGA South Africa Fund by Non-U.S. Persons also may be subject to tax under the laws of their own jurisdiction. The OMEGA South Africa Fund is also required in certain circumstances to apply backup withholding of 31% of taxable dividends and redemption proceeds paid to any Shareholder (including a Non-U.S. Person) who does not furnish to the OMEGA South Africa Fund certain information and certifications or who is otherwise subject to backup withholding. Backup withholding will not, however, be applied to payments that have been subject to 30% withholding.

SOUTH AFRICAN TAXATION

    INCOME TAX. The Master Trust will be treated as a trust for South African tax purposes with the result that income passing through the Master Trust will retain its nature in investors' hands. South African income tax is source based and therefore only income derived from a South African or deemed South African source would be taxable. Dividends are exempt from tax. The withholding tax on dividends paid to non-residents was abolished during 1995. Interest from a source within or deemed within South Africa accruing to non-residents or companies and other associations which are managed and controlled outside South Africa is also exempt from tax.

    Gains realized by the Master Trust on the disposal of South African securities would be taxable if they are of a revenue nature from a business of trading in securities. The investment policy of the Master Trust should result in the underlying securities being held as capital investments (gains in respect of which would not be regarded as revenue profit).

    CAPITAL GAINS TAX. South Africa has no capital gains tax and therefore capital gains (as opposed to share-dealing gains) on the sale of shares are not taxable.

    STAMP DUTY AND MARKETABLE SECURITIES TAX ("MST"). Stamp duty is not payable with respect to transactions effected through a brokerage firm, which are subject to MST. Prior to April 1, 1996, the applicable rate of stamp duty/MST payable by the transferee on the transfer of securities was 1%. The Government has progressively reduced this rate to the current level of 0.25% as at April 1, 1997. In addition, with effect from July 1, 1997 the Government will delete the arbitrage exemption in respect of stamp duties and the MST exemption in relation to the purchase of shares by persons who are not ordinarily resident in South Africa. Thus, from July 1, 1997, the applicable rate of stamp duty/MST payable by the transferee on all transfers of securities will be 0.25%.

    SECONDARY TAX ON COMPANIES ("STC"). To promote reinvestment of profits, a system of STC payable by South African companies in respect of net dividends distributed, was introduced during 1993. The level of dividends payable to the Master Trust would therefore be influenced by STC. The current rate of STC is 12.5%. For dividends declared prior to March 13, 1996 the STC rate was 25%.

BERMUDA TAXATION

    There is no Bermuda income, corporation, or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty, or inheritance tax payable by the OMEGA South Africa Fund, the Master Trust, or the Shareholders, other than Shareholders ordinarily resident in Bermuda.

                                 ERISA MATTERS

    Shares of the OMEGA South Africa Fund are available for purchase by fiduciaries acting on behalf of employee benefit plans subject to ERISA (an "ERISA Plan"), which otherwise meet all applicable investor criteria. See "OFFERING OF SHARES" above. In considering an investment in the OMEGA South Africa Fund, a fiduciary acting on behalf of an ERISA Plan should consider in the context of the Plan's particular circumstances whether the investment will be consistent with its responsibilities and the special constraints imposed by ERISA and the Code.

    Because the Fund is an investment company registered under the 1940 Act, under applicable Department of Labor regulations regarding the identification of "plan assets" for purposes of ERISA and the prohibited transaction provisions of the Code, the investment in the Fund by an ERISA Plan will include the Shares acquired but will not, solely by reason of the acquisition of such Shares, include any of the underlying assets of the Fund.

    The foregoing discussion is merely a summary of certain issues any fiduciary acting on behalf of an ERISA Plan should evaluate when considering an investment in Shares of the OMEGA South Africa Fund.

                              GENERAL INFORMATION

ORGANIZATION

    The OMEGA South Africa Fund is a Massachusetts business trust that was organized in September 1995 and registered on November 8, 1995 as a non-diversified open-end management investment company under the 1940 Act. The Master Trust is a trust that was organized in September 1995 under the laws of Massachusetts and registered on November 9, 1995 as a non-diversified open-end management investment company under the 1940 Act. The declaration of trust of the Master Trust provides that the OMEGA South Africa Fund and any other entities investing in the Master Trust are each liable for all obligations of the Master Trust. However, it is not expected that the liabilities of the Master Trust would ever exceed its assets.

    Each of the OMEGA South Africa Fund and the Master Trust is a non-diversified investment company, which means that it is not limited by the 1940 Act in the proportion of its assets that may be invested in the securities of a single issuer. Each of the OMEGA South Africa Fund and the Master Trust intends, however, to comply with diversification requirements imposed on regulated investment companies by the Code. Under these requirements not more than 25% of the Master Trust's total assets will be invested in securities of any one issuer, and at least 50% of the total assets of the Master Trust will be represented by cash, securities of other investment companies, and other securities not exceeding with respect to any issuer 5% of the assets of the Master Trust or 10% of the outstanding securities of any issuer.

INVESTMENT STRUCTURE

    Rather than directly acquire and manage its own portfolio of securities, the OMEGA South Africa Fund invests all of its investable assets in the Master Trust, which has the same investment objective as the OMEGA South Africa Fund. The Non-U.S. Fund also holds a beneficial interest in the Master Trust, and other investment vehicles, if any, may acquire interests in the Master Trust upon the same terms and conditions as the OMEGA South Africa Fund. The Non-U.S. Fund and other investment vehicles that invest in the Master Trust may have different operating expenses and sales charges than the OMEGA South Africa Fund.

    In the event the Master Trust, by reason of a change in its investment objective or otherwise, ceased to be a suitable investment for the OMEGA South Africa Fund, the OMEGA South Africa Fund would withdraw its investment from the Master Trust. In such a case the OMEGA South Africa Fund would have to consider other means of achieving its investment objective, including engaging its own investment adviser or investing its assets in another commingled fund with an appropriate investment objective.

TRANSFERS OF SHARES

    The Offering has not been registered under the 1933 Act, and the Shares will therefore be "restricted securities". The OMEGA South Africa Fund may require as a condition of any transfer of Shares receipt of an opinion of counsel, in form and substance satisfactory to the OMEGA South Africa Fund, to the effect that a proposed transfer may be made without registration under the 1933 Act or applicable state securities laws. The Transfer Agent maintains a register for Shareholders.

VOTING AND OTHER RIGHTS

    Each Share gives the Shareholder one vote in elections for trustees of the OMEGA South Africa Fund and other matters submitted to Shareholders for vote. All Shares have equal voting rights. The OMEGA South Africa Fund may issue an unlimited number of shares and may divide Shares into series and classes.

    The OMEGA South Africa Fund's activities are supervised by its board of trustees. As a Massachusetts business trust, the OMEGA South Africa Fund is not required to hold annual Shareholder meetings. Shareholders will be entitled to vote on the election of the trustees of the OMEGA South Africa Fund and certain important matters, including (i) certain amendments to the declaration of trust of the OMEGA South Africa Fund, and (ii) changes in the investment objective and the fundamental investment restrictions of the OMEGA South Africa Fund. Trustees of the OMEGA South Africa Fund may be removed by a vote of the Shareholders holding two-thirds of outstanding Shares. Each Share is entitled to participate equally in dividends and other distributions and the proceeds of any liquidation of the OMEGA South Africa Fund.

    The Master Trust's activities are supervised by its board of trustees. Holders of the beneficial interest in the Master Trust, including the OMEGA South Africa Fund, will be entitled to vote on the election of the trustees of the Master Trust and certain important matters, including (i) certain amendments to the declaration of trust of the Master Trust, (ii) changes in the investment objective and the fundamental investment restrictions of the Master Trust, (iii) material amendments to the investment advisory agreement between the Master Trust and the Adviser, or the adoption of a new investment advisory agreement, and (iv) continuation of the Master Trust upon the withdrawal of a holder of its beneficial interest. The trustees of the Master Trust may be removed by a vote of the holders of two-thirds of the outstanding beneficial interests in the Master Trust.

    If the Master Trust seeks the vote of the OMEGA South Africa Fund on any matter (other than a vote to continue the Master Trust upon the withdrawal of another investor in the Master Trust, in which circumstances the trustees of the OMEGA South Africa Fund may vote to continue the Master Trust), the OMEGA South Africa Fund shall submit the matter to a vote of the Shareholders and shall exercise its Master Trust voting rights proportionately as instructed by the Shareholders that participate in the vote. It is possible that a majority of the investors in the Master Trust (as of the date of this Private Placement Memorandum, Old Mutual Fund Holdings) will exercise their Master Trust voting rights in a manner contrary to the vote of the Shareholders. The OMEGA South Africa Fund will be entitled to participate in distributions and the proceeds of any liquidation of the Master Trust in proportion to its interest in the Master Trust.

PURCHASE RIGHT

    In the event that either the OMEGA South Africa Fund or the Master Trust votes to dissolve, Old Mutual will be entitled to acquire all of the outstanding Shares at a price equal to their net asset value. No Redemption Fee will apply in this case.

SECURITIES TRANSACTIONS

    The primary consideration in placing the Fund's securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible.

CERTAIN CONFLICTS OF INTEREST

    The Old Mutual Group is an important participant in the South African securities markets. At March 31, 1997 the Old Mutual Group's JSE holdings totaled S.A. Rand 122 billion, equal to approximately 10% of total JSE market capitalization. At March 31, 1997 the Old Mutual Group held 5% or more of the listed securities in 42% of the JSE traded companies, which companies collectively represented 63% of the JSE market capitalization. As a result of these holdings, the Old Mutual Group has a substantial interest in many of the companies that were included in the Initial Portfolio. The Fund has adopted the following restrictions designed to address conflicts of interest arising from the Old Mutual Group's position in the South African securities markets:

        (i) The Fund will acquire securities of companies in which the Old Mutual Group holds 5% or more of the equity interest ("OM Affiliated Companies") only (A) from unaffiliated brokers in open market transactions,
    (B) in transactions effected pursuant to and in compliance with Rule 17a-7 under the 1940 Act and the procedures adopted by the Master Trust pursuant to Rule 17a-7, or (C) if certain other conditions are met, including a requirement that the purchase transaction be effected at not more than the independent current market price of the security as defined in Rule 17a-7. This restriction shall not apply to (A) transactions approved by order of the Securities and Exchange Commission, (B) the acquisition of the Initial Portfolio, and (C) dividends consisting of securities, rights issued in a rights offering to existing shareholders, and securities received upon exercise of such rights. This restriction will not apply to the OMEGA South Africa Fund's investment in the Master Trust.

        (ii) The Fund will not participate in any effort to replace the management of any issuer, or take legal or management control of any issuer, provided this restriction will not prohibit the Fund from (A) accepting a tender or takeover offer made generally to holders of a particular security or (B) voting its securities, or granting a proxy to vote its securities, in any proxy contest that is not, directly or indirectly, organized by a member of the Old Mutual Group. This restriction will not apply to the OMEGA South Africa Fund's investment in the Master Trust.

        (iii) The Fund will not engage in any purchases of securities of OM Affiliated Companies, or defer its sales of such securities, for the purpose of supporting the price thereof.

        (iv) Fund purchases and sales of the securities of OM Affiliated Companies, as well as purchases or sales of the same securities by other members of the Old Mutual Group at similar times, will be reviewed by (A) the Old Mutual Surveillance Team on a regular basis and (B) the Fund trustees on at least a quarterly basis. Old Mutual will provide the Fund trustees with such information as they may require for purposes of this review.

        (v) The Fund will not purchase securities of any issuer in which the Old Mutual Group owns in the aggregate in excess of 50% of the outstanding equity interest or where the acquisition would result in the Old Mutual Group owning in the aggregate in excess of 50% of the outstanding equity interest, provided this restriction (A) will not apply to the OMEGA South Africa Fund's investment in the Master Trust and (B) will not prohibit the Fund from electing to receive dividends consisting of securities, or exercising rights issued in a rights offering, upon the same terms generally available to other investors. The acquisition of the Initial Portfolio was not subject to this limitation. The Fund may, therefore, hold securities of certain issuers in which the Old Mutual Group owns in excess of 50% of the outstanding equity interest.

    The Fund may from time to time apply to the Securities and Exchange Commission for an exemptive order under Section 17 of the 1940 Act with respect to certain purchases of securities from issuers in which the Old Mutual Group owns 5% or more of the equity interest. As at the date of this Private Placement Memorandum one such application has been approved and another is pending.

    Old Mutual and companies in the Old Mutual Group act as investment manager and adviser to a number of funds, customers, and proprietary accounts (including the Old Mutual Main Fund). The Adviser acts as investment adviser to the Master Trust, and to the Global Fund which holds investments in South African equities.

    The South African equity investments of the Master Trust, the Global Fund, and the Old Mutual Main Fund will ordinarily be managed pursuant to substantially similar investment objectives and policies. However, the composition of their respective portfolios, and the purchase and sale transactions entered into on behalf of the Master Trust, the Global Fund, and the Old Mutual Main Fund will not be identical.

    Old Mutual will use its best efforts to assure that the Master Trust has the opportunity to participate in potential investments which fall within its investment objective and policies such that the allocation of those investments as between the Master Trust and the other funds, customers, and proprietary accounts managed or advised by Old Mutual or one of its wholly-owned subsidiaries is made on a fair and equitable basis.

EXPENSES

    The OMEGA South Africa Fund and the Master Trust are responsible for the ongoing expenses of conducting their affairs, including (i) investment advisory, administration, custody, and transfer agency fees and expenses, (ii) legal, audit, and accounting fees and expenses, (iii) costs of reports to and other communications with investors, (iv) costs of preparing and filing tax returns and reports and other governmental filings, (v) fees and expenses of trustees,
(vi) printing, copying, travel, and communication costs, and (vii) costs of registering or qualifying Fund securities under the securities laws of various jurisdictions. The OMEGA South Africa Fund and the Master Trust are amortizing certain organizational and offering expenses over a period of five years from inception.

    Each of the OMEGA South Africa Fund and the Master Trust has adopted a placement plan pursuant to Rule 12b-1 under the 1940 Act, and each of these plans provides for the OMEGA South Africa Fund or the Master Trust, as the case may be, to reimburse marketing expenses and pay placement fees, provided such reimbursements and fees for any year do not exceed 0.05% of average daily net assets of the OMEGA South Africa Fund or the Master Trust for such year.

    The Adviser will reduce or rebate a portion of the Management Fee as necessary so that ordinary operating expenses of the OMEGA South Africa Fund, including its share of the Management Fee and the amortization of certain organizational and offering expenses, will not exceed 1.00% per annum of its daily net assets. This limitation does not apply to (i) extraordinary expenses (such as the cost of litigation), (ii) the placement fee and the amount payable to Old Mutual Fund Holdings in connection with the initial placement of Shares,
(iii) sales charges on Shares, (iv) brokerage expenses, or (v) the Redemption Fee. The Adviser may not terminate its undertaking to so reduce or rebate a portion of the Management Fee without giving at least 120 days notice to Shareholders, provided the Adviser may terminate this undertaking at any time without prior notice if the Adviser ceases to be investment adviser to the Master Trust.

                             ADDITIONAL INFORMATION

    The most recent annual or semi-annual report of the Fund is distributed with, and forms part of, this Memorandum. Requests for more recent annual or semi-annual reports should be directed to the Placement Agents.

    The registration statements under the 1940 Act of the OMEGA South Africa Fund and the Master Trust contain more detailed information about the Fund. A copy of the registration statement of each of the OMEGA South Africa Fund and the Master Trust will be provided to potential investors upon request. The registration statement of each of the OMEGA South Africa Fund and the Master Trust can be inspected without charge at the office of the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom at prescribed rates. The Commission also maintains a Web site that contains the registration statement of each of the OMEGA South Africa Fund and the Master Trust, as well as other information, at http:\\www.sec.gov.

    The Fund will provide to a prospective investor upon request such additional information concerning the Fund and its proposed investments as the Fund possesses or can obtain without unreasonable effort or expense. Requests for additional information should be directed to one of the Placement Agents.

                                    GLOSSARY

ADVISER means Old Mutual Asset Managers (Bermuda) Limited, the investment adviser to the Master Trust.

ANC means the African National Congress.

BUSINESS DAY means each day on which the New York Stock Exchange is open for trading.

CODE means the Internal Revenue Code of 1986, as amended.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ERISA PLAN means an employee benefit plan subject to ERISA.

FUND means the OMEGA South Africa Fund and the Master Trust except as otherwise indicated.

GLOBAL FUND means Old Mutual Global Assets Fund Limited, a mutual fund organized under the laws of Bermuda.

GOVERNMENT means the South African Government of National Unity.

IFP means the Inkatha Freedom Party.

INITIAL PORTFOLIO means a portfolio of South African securities transferred from the Old Mutual Main Fund to the Master Trust shortly before the launch of the OMEGA South Africa Fund.

JSE means The Johannesburg Stock Exchange.

LIQUIDITY FACILITY means the undertaking of Old Mutual Fund Holdings to apply the assets of the Global Fund to make such additional investments in the Master Trust as may be required from time to time in order to provide funds for redeeming Shares or shares of the Non-U.S. Fund.

MANAGEMENT FEE means the management fee payable to the Adviser of 0.60% per annum of the Master Trust's daily net assets.

MASTER TRUST means Old Mutual South Africa Equity Trust, a Massachusetts trust.

MASTER TRUST ADMINISTRATOR means State Street Cayman Trust Company, Ltd., as administrator of the Master Trust.

1940 ACT means the Investment Company Act of 1940, as amended.

1933 ACT means the Securities Act of 1933, as amended.

NON-U.S. FUND means Old Mutual South Africa Growth Assets Fund Limited ("Old Mutual SAGA Fund"), a mutual fund organized under the laws of Bermuda.

OM AFFILIATED COMPANIES means companies in which the Old Mutual Group holds 5% or more of the equity interests.

OFFERING means the offering of Shares on the terms and conditions of this Memorandum.

OLD MUTUAL means the South African Mutual Life Assurance Society, a mutual assurance society organized under the laws of South Africa.

OLD MUTUAL FUND HOLDINGS means Old Mutual Fund Holdings (Bermuda) Limited, a Bermuda company that is an indirect wholly-owned subsidiary of Old Mutual.

OLD MUTUAL GROUP means Old Mutual, its wholly-owned subsidiaries, and investment vehicles managed by Old Mutual or its wholly-owned subsidiaries, collectively.

OLD MUTUAL MAIN FUND means Old Mutual's principal investment fund.

OMEGA FUND ADMINISTRATOR means State Street Bank and Trust Company, as administrator of the OMEGA South Africa Fund.

OMEGA SOUTH AFRICA FUND means Old Mutual Equity Growth Assets South Africa Fund, a Massachusetts business trust.

PLACEMENT AGENTS means Fleming Martin Inc., Rand International Securities LLC, and SBC Warburg Inc. as the placement agents for the Offering.

REDEMPTION FEE means a redemption fee charged by the OMEGA South Africa Fund of 0.65% of redemption proceeds.

S.A. RAND means South African rand, the currency of South Africa.

SHAREHOLDERS means the registered holders of Shares.

SHARES means the shares of beneficial interest of the OMEGA South Africa Fund.

TRANSFER AGENT means State Street Bank and Trust Company, as transfer agent for the OMEGA South Africa Fund.

OMEGA SOUTH AFRICA FUND

INVESTMENT ADVISER

Old Mutual Asset Managers (Bermuda) Limited
61 Front Street, Hamilton Bermuda

PLACEMENT AGENTS

Fleming Martin Inc.
320 Park Avenue
New York, NY 10022

Rand International Securities LLC
780 3rd Avenue
New York, NY 10017

SBC Warburg Inc.
277 Park Avenue, New York, NY 10172

ADMINISTRATOR

FOR THE OMEGA SOUTH AFRICA FUND:
State Street Bank and Trust Company
225 Franklin Street, Boston, MA 02110

FOR THE MASTER TRUST:
State Street Cayman Trust Company, Ltd.
P.O. Box 2508GT
Elizabeth Square, George Town
Grand Cayman, Cayman Islands

TRANSFER AGENT

State Street Bank and Trust Company
P.O. Box 1978, Boston, MA 02105

CUSTODIAN

State Street Bank and Trust Company
225 Franklin Street, Boston, MA 02110

AUDITORS

FOR THE OMEGA SOUTH AFRICA FUND:
KPMG Peat Marwick LLP
One Boston Place, Boston, MA 02108

FOR THE MASTER TRUST:
KPMG Peat Marwick
Vallis Building, Hamilton HM 11, Bermuda

LEGAL COUNSEL

IN THE UNITED STATES:
Bingham, Dana & Gould LLP
150 Federal Street, Boston, MA 02110

IN THE UNITED KINGDOM:
Norton Rose
Kempson House, Camomile Street
London EC3A 7AN

IN BERMUDA:
Conyers, Dill & Pearman
Clarendon House, Church Street
Hamilton, Bermuda

                               TABLE OF CONTENTS

Summary of the Offering...................................................     3
Investment Objective and Policies.........................................     8
South Africa..............................................................    10
Investment Considerations.................................................    13
Management and Administration.............................................    17
Valuation of Shares.......................................................    19
Offering of Shares........................................................    19
Redemptions...............................................................    20
Liquidity Facility and the Global Fund....................................    21
Tax Matters...............................................................    22
ERISA Matters.............................................................    24
General Information.......................................................    25
Additional Information....................................................    29
Glossary..................................................................    30

                                       PART B

Item 10.  Cover Page.

    Not applicable.

Item 11.  Table of Contents.

                                                                          Page
                                                                          ----
    General Information and History.....................................   B-1
    Investment Objective and Policies...................................   B-1
    Management of the Master Trust......................................   B-11
    Control Persons and Principal Holders of Securities.................   B-14
    Investment Advisory and Other Services..............................   B-15
    Brokerage Allocation and Other Practices............................   B-21
    Capital Stock and Other Securities..................................   B-22
    Purchase, Redemption and Pricing of Securities......................   B-24
    Tax Status..........................................................   B-26
    Underwriters........................................................   B-29
    Calculation of Performance Data.....................................   B-29
    Financial Statements................................................   B-29


Item 12.  General Information and History.

    Not applicable.

Item 13.  Investment Objective and Policies.

    Part A contains additional information about the investment objective and policies of Old Mutual South Africa Equity Trust (the "Master Trust"), a Massachusetts trust. This Part B should be read in conjunction with Part A.

    The investment objective of the Master Trust is long-term total return in excess of that of The Johannesburg Stock Exchange ("JSE") Actuaries All Share Index from investment in equity securities of South African issuers. Of course, there can be no assurance that the Master Trust will achieve its investment objective.

    Part A contains a discussion of the various types of securities in which the Master Trust may invest and the risks involved in such investments. The following supplements the information contained in Part A concerning the investment objective, policies and techniques of the Master Trust.

    The Master Trust seeks to achieve its investment objective by investing in equity securities of South African issuers. Under normal circumstances, at least 95% of the Master Trust's total assets will be invested in equity securities of South African issuers that are listed on a securities exchange. The Master Trust may invest up to 5% of its total assets in securities that are, at the time of the investment, not listed on a securities exchange (although such investments will generally be limited to securities that are expected to be listed on an exchange within a reasonable period of time).

    In managing the Master Trust's assets, Old Mutual Asset Managers (Bermuda) Limited, the adviser to the Master Trust (the "Adviser"), will not speculate for short-term gain but will focus on securities that, in the Adviser's opinion, are likely to show long-term improvements in profits and cash flow. Less weight will be accorded to short-term and cyclical factors. This approach is designed to result in strong dividend growth and capital appreciation. Historically, South African issuers have retained a high proportion of earnings and, if this policy continues, it is likely that any long-term total return would largely be in the form of capital appreciation.

    For purposes of the Master Trust's investment policies, a South African issuer is an issuer that meets one of the following tests: (i) its principal offices or operations are located in South Africa; or (ii) it derives at least 50% of its revenues from operations or investments in South Africa. Equity securities are defined as common stock, securities convertible into common stock and securities that participate in profits in a similar manner to common stock. Equity securities may be purchased in the form of American Depositary Receipts ("ADRs"), European

Depositary Receipts, Global Depositary Receipts, or other similar securities representing equity securities.

    Old Mutual Equity Growth Assets South Africa Fund (the "OMEGA South Africa Fund"), a registered investment company organized as a Massachusetts business trust, and Old Mutual South Africa Growth Assets Fund Limited (the "Non-U.S. Fund"), a Bermuda mutual fund whose shares are listed on the Irish Stock Exchange, each invest all of their investable assets in the Master Trust. The Master Trust has undertaken to the OMEGA South Africa Fund and to the Non-U.S. Fund that it will not make any material change to its investment objective or to its investment policies described in the Private Placement Memorandum included in Part A under "INVESTMENT OBJECTIVE AND POLICIES -- Investment Policies" except in unforeseen circumstances and with the approval of a majority vote of the shareholders of the OMEGA South Africa Fund and a majority vote of shareholders of the Non-U.S. Fund.

    Except as otherwise indicated, the investment policy and restrictions of the Master Trust may be changed without the approval of holders of beneficial interests ("Interests") in the Master Trust ("Investors").

    The percentage limitations set forth above, as well as those described elsewhere in this Part B are measured and applied only at the time an investment is made or another relevant action is taken by the Master Trust.

REPURCHASE AGREEMENTS

    The Master Trust may invest in repurchase agreements collateralized by securities in which the Master Trust may otherwise invest. Repurchase agreements are agreements by which the Master Trust purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. The Master Trust's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay, although the Master Trust may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Master Trust are fully collateralized, with such collateral being marked to market daily.

CURRENCY EXCHANGE TRANSACTIONS

    Because the Master Trust may buy and sell securities denominated in South

African Rand ("S.A. Rand") and other currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Master Trust may enter into currency exchange transactions to convert U.S. currency to non-U.S. currency and non-U.S. currency to U.S. currency, as well as convert one non-U.S. currency to another non-U.S. currency. The Master Trust either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange markets, or uses forward contracts to purchase or sell non-U.S. currencies. The Master Trust may also enter into currency hedging transactions in an attempt to protect the value of its assets as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although the Master Trust's assets are valued daily in terms of U.S. dollars, the Master Trust does not intend to convert its holdings of non-U.S. currencies into U.S. dollars on a daily basis.) The Master Trust does not currently intend to speculate in currency exchange rates or forward contracts.

    The Master Trust may convert currency on a spot basis from time to time, and Investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Master Trust desire to resell that currency to the dealer.

    A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers.
A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

    When the Master Trust enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Master Trust will be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

    While the Master Trust does not intend to engage in currency hedging, it reserves the right to do so. For example, when the Adviser believes that the S.A. Rand may suffer a substantial decline against the U.S. dollar, the Master Trust may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of S.A. Rand approximating the value of some or all of the Master Trust's securities denominated in S.A. Rand. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of a short-term hedging strategy is highly uncertain. The Master Trust does not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts obligates the Master Trust to deliver an amount of non-U.S. currency in excess of the value of the Master Trust's securities or other assets denominated in that currency.

    The Master Trust generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, the Master Trust will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If the Master Trust retains the security and engages in an offsetting transaction, the Master Trust will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Master Trust engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date the Master Trust enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Master Trust will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Master Trust will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

    It is impossible to forecast with precision the market value of the Master Trust's securities at the expiration of a forward contract. Accordingly, it may be necessary for the Master Trust to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Master Trust is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Master Trust is obligated to deliver.

    The Master Trust may also purchase put options on S.A. Rand and other non-U.S. currencies in order to protect against currency rate fluctuations. If the Master Trust purchases a put option on a non-U.S. currency and the value of the U.S. currency declines, the Master Trust will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Master Trust which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where the Master Trust anticipates investing in securities traded in such currency, the Master Trust may purchase call options on the non-U.S. currency.

    The purchase of such options could offset, at least partially, the effects of adverse movements in exchange rates. However, the benefit to the Master Trust from purchases of non-U.S. currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Master Trust could sustain losses on transactions in non-U.S. currency options which would require it to forgo a portion or all of the benefits of advantageous changes in such rates.

    The Master Trust may write options on S.A. Rand and other non-U.S. currencies for hedging purposes or otherwise to achieve its investment objectives. For example, where the Master Trust anticipates a decline in the value of the U.S. dollar value of a South African security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on S.A. Rand. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Master Trust will be offset by the amount of the premium received.

    Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a South African security to be acquired because of an increase in the U.S. dollar value of the S.A. Rand the Master Trust could write a put option on the S.A. Rand which, if rates move in the manner projected, will expire unexercised and allow the Master Trust to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Master Trust would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, the Master Trust also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

    Put and call options on S.A. Rand written by the Master Trust will be covered by segregation of cash, short-term money market instruments or high quality debt securities in an account with the custodian in an amount sufficient to discharge the Master Trust's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

    The Master Trust's dealings in non-U.S. currency contracts are limited to the transactions described above. Of course, the Master Trust is not required to enter into such transactions and does not do so unless deemed appropriate by the Adviser. These methods of protecting the value of the Master Trust's securities against a decline in the value of a currency do not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

    The Master Trust has established procedures consistent with policies of the Securities and Exchange Commission (the "SEC") concerning forward contracts. Since those policies currently recommend that an amount of the Master Trust's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Master Trust expects always to have cash, cash equivalents or high quality debt securities available sufficient to cover any commitments under these contracts or to limit any potential risk.

LENDING OF SECURITIES

    Consistent with applicable regulatory requirements and in order to generate income, the Master Trust may lend its securities to broker-dealers and other institutional borrowers. Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Master Trust would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). Where the borrower provides the Master Trust with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Master Trust a fee for use of the borrowed securities. The Master Trust would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Adviser to be of good standing, and when, in the judgment of the Adviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Master Trust could suffer loss if the borrower terminates the loan and the Master Trust is forced to liquidate investments purchased with the cash collateral in order to return the cash collateral to the buyer. It is not intended that the value of the securities loaned by the Master Trust would exceed 33 1/3% of the value of its net assets.

WHEN-ISSUED SECURITIES

    The Master Trust may purchase securities on a "when-issued" or on a "forward delivery" basis. It is expected that, under normal circumstances, the Master Trust would take delivery of such securities. When the Master Trust commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the Master Trust's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Master Trust will always have cash, cash equivalents or high quality debt securities sufficient to cover any commitments or to limit any potential risk. However, even though the Master Trust does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, the Master Trust may have to sell assets which have been set aside in order to meet redemptions. Also, if the Adviser determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, the Master Trust would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Master Trust's payment obligation).


                               INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

    The Master Trust has adopted the following fundamental restrictions, which may not be changed without approval by holders of a majority of the outstanding voting securities of the Master Trust, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Master Trust present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Master Trust are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Master Trust. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act. The fundamental restrictions are that:

    (i) The Master Trust may not borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks and enter into reverse repurchase agreements in an amount not to exceed 33 1/3% of the current value of its net assets, including the amount borrowed (and the Master Trust may not purchase any securities at any time at which borrowings exceed 5% of its total assets, taken at market value). It is intended that the Master Trust will borrow money only from banks and only to accommodate requests for the repurchase of shares or interests while effecting an orderly liquidation of portfolio securities.

    (ii) The Master Trust may not make short sales of securities or purchase securities on margin, except that the Master Trust may purchase and sell various types of futures contracts and may obtain short term credits as necessary for the clearance of security transactions.

    (iii) The Master Trust may not underwrite securities issued by other persons, except to the extent that it may be considered an underwriter within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), in the disposition of securities that are considered restricted under the 1933 Act.

    (iv) The Master Trust may not make loans to other persons, except (a) through the lending of its portfolio securities, but not in excess of 33 1/3% of its net assets, (b) through the use of fixed time deposits or repurchase agreements or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities; for the purposes of this paragraph
(iv) the purchase of short-term commercial paper or a portion of an issue of debt securities which are part of an issue to the public shall not be considered the making of a loan.

    (v) The Master Trust may not purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business, except that (a) the Master Trust may purchase and sell mortgage-related securities and may hold and sell real estate acquired as a result of the ownership of securities by it and
(b) the Master Trust may engage in currency hedging and invest in derivative securities to the extent provided in Parts A and B of this Registration Statement.

    (vi) The Master Trust may not issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating fundamental investment restriction
(i) above.

    (vii) The Master Trust may not invest 25% or more of its assets in securities of issuers in any one industry (other than securities or obligations issued or guaranteed by the United States government or any agency or instrumentality thereof).

    (viii) The Master Trust may not invest more than 5% of its net asset value in units in collective investment schemes (as defined in section 75 of the UK Financial Services Act 1986) and no investment shall be made by the Master Trust in a collective investment scheme unless it is one in which a UK authorized unit trust or UK open-ended investment company may invest.

FEDERAL AND STATE RESTRICTIONS

    In order to comply with certain statutes and policies and the Master Trust will as a matter of operating policy ensure that:

    (i) It does not purchase securities issued by any investment company registered under the 1940 Act, except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that the Master Trust will not purchase the securities of any registered investment company if such purchase at the time thereof would cause more than 10% of the total assets of the Master Trust (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held by the Master Trust.

    (ii) It does not invest more than 15% of its net assets in securities that are not readily marketable or which are subject to legal or contractual restrictions on resale, including debt securities for which there is no established market and fixed time deposits and repurchase agreements maturing in more than seven days.

    (iii) At least 50% of its total assets are represented by cash, securities of other investment companies, and other securities not exceeding with respect to any issuer 5% of the assets of the Master Trust or 10% of the outstanding securities of such issuer.

    (iv) Not more than 25% of its assets will be invested in securities of any one issuer.

    These restrictions may be changed by the Trustees of the Master Trust without the approval of holders of beneficial interest in the Master Trust in response to changes in applicable statutes and policies.

IRISH STOCK EXCHANGE RESTRICTIONS

    The Master Trust has adopted investment restrictions in compliance with the rules of the Irish Stock Exchange and has undertaken to the Non-U.S. Fund and the OMEGA South Africa Fund not to change these restrictions for so long as the shares of the Non-U.S. Fund are listed on the Irish Stock Exchange. These restrictions are that:

    (i) no more than 20% of the gross assets of the Master Trust may be lent to or invested in the securities of any one issuer;

    (ii) the Master Trust will not take legal or management control of investments in its portfolio;

    (iii) not more than 10% of the gross assets of the Master Trust will be invested in physical commodities;

    (iv) not more than 10% of the gross assets of the Master Trust will be invested in real estate;

    (v) the Master Trust will not engage in any property development activity;

    (vi) the Master Trust will adhere to the principle of diversification in relation to any derivative investments;

    (vii) the Master Trust will not make any investment which would expose it to unlimited liability, including participation in an unlimited partnership;

    (viii) the Master Trust will only enter into underwriting or sub-underwriting contracts to a limited extent and incidental to the investment activities of the Master Trust; and

    (ix) the Master Trust will not have a net exposure to a single financing counterparty that exceeds 20% of its gross assets.

PERCENTAGE AND RATING RESTRICTIONS

    If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities will not be considered a violation of the restriction.

PORTFOLIO TURNOVER

    The Master Trust will sell securities whenever the Adviser believes that an issuer's long-term potential to increase its cash flow and dividends has been reduced or if cash is needed to invest in issuers which have better long-term growth potential, without regard to the length of time the securities have been held. The Adviser does not intend to pursue short-term trading opportunities. The turnover rate of the Master Trust is not expected to exceed 25% annually. Specific decisions to purchase or sell securities for the Master Trust are made by a portfolio manager who is an employee of the Adviser and who is appointed and supervised by its senior officers. The portfolio manager may serve other clients of the Adviser in a similar capacity.

Item 14.  Management of the Master Trust.

    The Trustees and officers of the Master Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Master Trust.

TRUSTEES

    *MICHAEL JOHN LEVETT, South African (aged 58), serves as President of the OMEGA South Africa Fund and the Master Trust and as Chairman of the Board of Directors of the Non-U.S. Fund. He is also Chairman of the Board of Directors of Old Mutual Global Assets Fund Limited (the "Global Fund"). Mr. Levett is the Chairman and Group Chief Executive of South African Mutual Life Assurance Society ("Old Mutual"), having been Chief Executive since 1985. He has held, and continues to hold, a number of non-executive directorships, including Barlow Limited, an industrial company, Nedcor Limited, a bank holding company, SASOL Limited, a chemicals company, and South African Breweries Limited. His address is Mutualpark, Jan Smuts Drive, Pinelands, South Africa.

         WILLIAM LESTER BOYAN, American (aged 60), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Non-U.S. Fund. Mr. Boyan has been a director of John Hancock Mutual Life Insurance Company since 1983 and was appointed as President and Chief Operations Officer in 1992. His address is John Hancock Place, 200 Clarendon Street, Boston, Massachusetts.

    THOMAS HASKINS DAVIS, Bermudian (aged 49), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Non-U.S. Fund. Mr. Davis is President and Chief Executive Officer of Winchester Global Trust Company Limited. He was President of Mid-Ocean Trust Company Limited from 1994 to 1995 and was Manager Corporate Trust at Bank of Bermuda from 1979 to 1993. His address is Williams House, 20 Reid Street, Hamilton, Bermuda.

    MICHEL JOHN DREW, Bermudian (aged 61), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Non-U.S. Fund. Mr. Drew has been President and Chief Executive Officer of International Services Limited, a corporate services operation, since its inception in 1977. In 1969 he was instrumental in establishing Schroders (Bermuda) Limited, the principal operating subsidiary in Bermuda of Schroders plc, the London merchant banking house, and acted as Chief Executive Officer until his retirement in 1994, having been elected a director in 1983 and President in 1991. His address is c/o International Services Limited, 22 Church Street, Hamilton, Bermuda.

    *WILLIAM LANGLEY, South African (aged 54), serves as Treasurer and as a trustee of the OMEGA South Africa Fund and the Master Trust, as Deputy Chairman and as a director of the Non-U.S. Fund, and as a director of the Global Fund. Mr. Langley also is the President and a director of the Adviser. Mr. Langley has been a member of the general management of Old Mutual since 1981. His address is P.O. Box HM3085, Hamilton HMNX, Bermuda.

    KENNETH RIGBY WILLIAMS, British (aged 61), serves as a trustee of the OMEGA South Africa Fund and the Master Trust and as a director of the Non-U.S.

Fund. Mr. Williams was executive Chairman of Westgate Overseas Limited, an international investment company, from 1986 to his retirement in 1994. He holds non-executive directorships with Charles Baynes plc, a company engaged in distribution and engineering, and Hudaco Industries Limited, a South African distributor of industrial consumable goods, John Lusty plc, a food distribution company, and was a director of South African Breweries Limited from 1973 to 1994. His address is 15 Lime Tree Walk, Virginia Park, Virginia Water, Surrey GU25 4SW, United Kingdom.

OFFICERS

    *MICHAEL JOHN LEVETT serves as President of the Master Trust.

    *WILLIAM LANGLEY serves as Treasurer of the Master Trust.

    *MELANIE J. SAUNDERS, British (aged 41), serves as Secretary of the OMEGA South Africa Fund, the Non-U.S. Fund and the Master Trust. She is also the Secretary of the Global Fund and the Adviser. Prior to joining the Adviser, Ms. Saunders was an Officer at The Bank of Bermuda Limited. Her address is 61 Front Street, Hamilton, Bermuda.

        The Trustees of the Master Trust received the following remuneration from the Trust during the period from July 1, 1996 to June 30, 1997:


NAME OF PERSON                     AGGREGATE           PENSION OR         ESTIMATED               TOTAL
POSITION   (1)                    COMPENSATION         RETIREMENT           ANNUAL             COMPENSATION
                                      FROM              BENEFITS           BENEFITS           FROM REGISTRANT
                                   REGISTRANT          ACCRUED AS            UPON                AND FUND
                                                      PART OF TRUST       RETIREMENT           COMPLEX PAID TO
                                                        EXPENSES                                 TRUSTEES
MICHAEL JOHN
LEVETT
TRUSTEE                               None               None                None                   None

WILLIAM FRANCOIS
DE LA HARPE BECK
TRUSTEE (2)                        $18,333               None                None                $27,500

WILLIAM LESTER BOYAN
TRUSTEE                            $20,000               None                None                $30,000

THOMAS HASKINS DAVIS
TRUSTEE                            $10,000               None                None                $20,000

MICHEL JOHN DREW
TRUSTEE                            $15,000               None                None                $25,000

WILLIAM LANGLEY
TRUSTEE                               None               None                None                   None

KENNETH RIGBY WILLIAMS
TRUSTEE                             20,000               None                None                $30,000



(1) Each of the above-named Trustees serves as a Trustee of the Master Trust and the OMEGA South Africa Fund and as a Director of the Non-U.S. Fund.

(2)  Mr. Beck served as a Trustee until May 31, 1997.


    The declaration of trust of the Master Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Trust, unless, as to liability to the Master Trust or its Investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent legal counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 15.  Control Persons and Principal Holders of Securities.

    On November 3, 1995 South African Mutual Life Assurance Society ("Old Mutual") transferred to the Master Trust a portfolio of South African securities (the "Portfolio") from Old Mutual's main proprietary investment portfolio. At the time it was transferred to the Master Trust, the Portfolio had a market value of approximately U.S.$1 billion and comprised holdings in 60 South African issuers. In addition, on November 3, 1995 Old Mutual made a capital contribution of U.S.$4.75 million to the Master Trust.

    As consideration for the transfer of the Portfolio and the capital contribution of Old Mutual, the Master Trust issued substantially all of its beneficial interest to Old Mutual Fund Holdings (Bermuda) Limited ("Old Mutual Fund Holdings"), a company organized under the laws of Bermuda that is a wholly-owned subsidiary of Old Mutual. At the closing (the "Initial Closing") of the initial offering of the shares of beneficial interest of the OMEGA South Africa Fund (the "OMEGA Initial Offering") and of the initial offering of the shares of the Non-U.S. Fund (the "Non-U.S. Initial Offering"), which was held on November 10, 1995, each of the OMEGA South Africa Fund and the Non-U.S. Fund invested the proceeds of its respective Initial Offering in the Master Trust and was issued a proportionate beneficial interest in the Master Trust. The Master Trust applied the proceeds of the OMEGA Initial Offering and the Non-U.S. Initial Offering to redeem a corresponding portion of the interest of Old Mutual Fund Holdings in the Master Trust. Shares of beneficial interest of the OMEGA South Africa Fund and shares of the Non-U.S. Fund have been offered on a continuous basis since December 31, 1995. As of September 22, 1997, Old Mutual Fund Holdings owned 91.90% of the beneficial interest in the Master Trust. The address of Old Mutual Fund Holdings is 61 Front Street, Hamilton, Bermuda. As of September 22, 1997, the OMEGA South Africa Fund and the Non-U.S. Fund owned 0.82% and 7.28%, respectively, of the beneficial interest in the Master Trust. The address of the OMEGA South Africa Fund and the Non-U.S. Fund is 61 Front Street, Hamilton, Bermuda.

    In addition, the Master Trust has undertaken to the OMEGA South Africa Fund and the Non-U.S. Fund not to change the restrictions described in Item 13 under "Investment Restrictions -- Irish Stock Exchange Restrictions" for so long as the shares of the Non-U.S. Fund are listed on the Irish Stock Exchange.

    The Trustees and officers as a group currently own less than one percent of the outstanding beneficial interests in the Master Trust.

Item 16.  Investment Advisory and Other Services.

Adviser.

    Old Mutual Asset Managers (Bermuda) Limited, a wholly-owned indirect subsidiary of Old Mutual, is the investment adviser to the Master Trust and manages the Master Trust's assets pursuant to an investment advisory agreement (the "Advisory Agreement"). The Adviser was organized in 1995 as a Bermuda company for the purpose of advising the Master Trust and the Global Fund. The Adviser's address is 61 Front Street, Hamilton, Bermuda. Old Mutual provides investment research and information to the Adviser.

    William Langley, the Treasurer and a Trustee of the Master Trust, is the Chairman and President and a director of the Adviser and is a member of the general management of Old Mutual. Kevin James Carter is the Deputy Chairman and a director of the Adviser and is a member of the general management of Old Mutual. Melanie Jane Saunders, the Secretary of the Master Trust, is the Secretary of the Adviser.

    The Adviser manages the Master Trust's securities and makes investment decisions for the Master Trust subject to the organizational documents of the Master Trust, the 1940 Act, the rules of the Irish Stock Exchange, and such policies as the Board of Trustees of the Master Trust may, with notice to the Adviser, establish. The Adviser furnishes at its own expense all services, facilities and personnel necessary or convenient in connection with managing the Master Trust's investments and effecting securities transactions for the Master Trust. The Advisory Agreement will continue as long as such continuance is specifically approved at least annually by the Board of Trustees of the Master Trust or by a vote of a majority of the outstanding voting securities of the Master Trust, and, in either case, by vote of a majority of the Trustees who are not interested persons of the Master Trust or the Adviser, at a meeting called for the purpose of voting on the Advisory Agreement.

    The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Master Trust when authorized either by a vote of a majority of the outstanding voting securities of the Master Trust or by a vote of a majority of the Board of Trustees of the Master Trust, or by the Adviser on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Master Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or reckless disregard of its or their obligations and duties under the Advisory Agreement.

    The Master Trust pays the Adviser a management fee of 0.60% per annum of the Master Trust's daily net assets (the "Management Fee"). The Management Fee accrues daily on an annualized basis and is paid monthly in arrears. For the periods from November 3, 1995 (commencement of operations) to June 30, 1996 and from July 1, 1996 to June 30, 1997 the fees payable to the Adviser under the Advisory Agreement were U.S.$4,337,443 (of which amount U.S.$142,651 was voluntarily waived) and U.S. $5,803,304 (of which amount U.S.$135,019 was voluntarily waived), respectively.

    The Adviser has access to and benefits from investment research and information generated and used by Old Mutual. The Adviser is responsible for compensating Old Mutual for research and information provided to the Adviser.

    The Adviser will reduce or rebate a portion of the Management Fee as necessary so that ordinary operating expenses of each of the OMEGA South Africa Fund and the Non-U.S. Fund, including their respective shares of the Management Fee and the amortization of certain organizational or offering expenses, will not exceed 1.00% per annum of the OMEGA South Africa Fund's and the Non-U.S. Fund's, respectively, daily net assets. This limitation does not apply to (i) extraordinary expenses (such as the cost of litigation), (ii) the placement fee and the amount payable to Old Mutual Bermuda in connection with the Initial Offering, (iii) sales charges on shares of the OMEGA South Africa Fund and the Non-U.S. Fund, (iv) brokerage expenses, or (v) the redemption fee charged by the OMEGA South Africa Fund and the Non-U.S. Fund of 0.65% of redemption proceeds. The Adviser may not terminate its undertaking to so reduce or rebate a portion of the Management Fee without giving at least 120 days notice to investors in the OMEGA South Africa Fund and the Non-U.S. Fund, provided the Adviser may terminate this undertaking at any time without prior notice if the Adviser ceases to be investment adviser to the Master Trust.

Administrators.

    Pursuant to an administrative services agreement (the "Administrative Services Agreement"), State Street Cayman Trust Company, Ltd. (the "Master Trust Administrator"), either directly or through an indirect wholly-owned subsidiary or an affiliated entity, provides certain administrative, transfer agency and fund accounting services to the Master Trust.

    Pursuant to the Administrative Services Agreement, the Master Trust Administrator serves as accounting agent, registrar, transfer agent and dividend disbursing agent for the Master Trust, and provides general administrative services including overseeing the publication of net asset value and the maintenance of certain books and records, preparing the U.S. federal, state and local income tax returns, expense budgets and financial information for semi-annual and annual reports, proxy statements and other communications, preparing periodic financial reports and reports relating to the business and affairs of the Master Trust, reporting to the Board of Trustees of the Master Trust regarding the performance of the custodian and independent public accountants, overseeing and reviewing calculations of fees paid to the Adviser and the custodian, helping to establish accounting policies, reviewing implementation of any dividend reinvestment programs, responding to investor inquiries, preparing materials for board meetings and making presentations where appropriate.

    The Administrative Services Agreement with the Master Trust remains in effect until it is terminated and may be terminated without penalty by either party on not less than 60 days' written notice.

    The Administrative Services Agreement with the Master Trust also provides that the Master Trust Administrator shall not be liable for any loss, liability, claim or expense suffered or incurred by the Master Trust unless caused by its own fraud, willful default, gross negligence or willful misconduct or that of its agents or employees. The Master Trust Administrator's liability under the Administrative Services Agreement shall be limited to U.S.$5 million for liabilities and losses arising in connection with certain functions relating to tax and financial reporting, securities law compliance and recordkeeping. This limitation on liability includes, but is not limited to, any liability relating to the Master Trust's compliance with any applicable tax or securities statute, regulation or ruling of any jurisdiction.

    The Master Trust Administrator receives an annual administration fee from the Master Trust calculated as a percentage of the Master Trust's average daily assets. The percentage will range from 0.05% to 0.01% per annum according to the assets of the Master Trust, as follows:

    First U.S.$500 million                              0.05%
    Next U.S.$500 million                              0.025%
    Over U.S.$1 billion                                 0.01%

    If the assets of the Master Trust total U.S.$1 billion during a year, the administration fee percentage for that year will be 0.0375%.

    For the periods from November 3, 1995 (commencement of operations) to June 30, 1996 and from July 1, 1996 to June 30, 1997, the fees paid to the Master Trust Administrator under the Administrative Services Agreement were U.S.$252,158 and U.S.$374,991, respectively.

    The Master Trust Administrator is a wholly-owned subsidiary of State Street Bank and Trust Company.

Placement Agent.

    The Master Trust has not engaged any placement agent for purposes of offering beneficial interests in the Master Trust for sale. The OMEGA South Africa Fund has engaged Fleming Martin Inc., Rand International Securities LLC and SBC Warburg Inc. (collectively, the "OMEGA Placement Agents") to act as placement agents to offer and sell shares of the OMEGA South Africa Fund (the "OMEGA Offering") on a best efforts basis pursuant to a placing agreement (the "OMEGA Placing Agreement") with the Master Trust, the OMEGA South Africa Fund, the Adviser and Old Mutual Fund Holdings.

    The engagement of the OMEGA Placement Agents is non-exclusive, and the OMEGA South Africa Fund may from time to time, subject to the 1940 Act and after reasonable prior consultation with the existing OMEGA Placement Agents, appoint one or more additional placing agents. The obligations of the OMEGA South Africa Fund and the Master Trust under the OMEGA Placing Agreement continue in effect for a period beyond one year from the date thereof only so long as such continuance is approved at least annually as required under the 1940 Act. The OMEGA Placing Agreement may be terminated without penalty by a majority of the members of the Board of Trustees of the Master Trust or the OMEGA South Africa Fund who are not interested persons of the Master Trust or the OMEGA South Africa Fund, respectively, and have no direct or indirect financial interest in the operation of the respective placement plans adopted by the Master Trust or the OMEGA South Africa Fund or in any agreements related to either such plan, or by the vote of a majority of the outstanding voting securities of the Master Trust or the OMEGA South Africa Fund, on not less than 60 days' written notice to each other party to the OMEGA Placing Agreement. The OMEGA Placing Agreement will automatically terminate as to any OMEGA Placement Agent in the event of its assignment, as defined in the 1940 Act, by such OMEGA Placement Agent.

    Pursuant to a placing agreement (the "Non-U.S. Placing Agreement") between the Master Trust, the Non-U.S. Fund, the Adviser, Old Mutual Fund Holdings, and the following placement agents: Fleming Martin Limited, Rand International Securities LLC and Swiss Bank Corporation, through its division SBC Warburg (collectively, the "Non-U.S. Placement Agents"), the Non-U.S. Placement Agents have agreed to use their reasonable endeavors to procure placees for shares of the Non-U.S. Fund (the "Non-U.S. Offering"), but the Non-U.S. Placement Agents are not themselves under any obligation to subscribe for any shares. The engagement of the Non-U.S. Placement Agents is non-exclusive, and the Non-U.S. Fund may from time to time in its sole discretion but after reasonable prior consultation with the existing Non-U.S. Placement Agents, appoint one or more additional placing agents. The obligations of the Master Trust under the Non-U.S. Placing Agreement continue in effect for a period beyond one year from the date thereof only so long as such continuance is approved at least annually as required under the 1940 Act. In certain circumstances, the Non-U.S. Placement Agents are entitled to terminate the Non-U.S. Placing Agreement, including where there has been a material breach of certain of the representations and warranties contained in Non-U.S. Placing Agreement. The Non-U.S. Fund may terminate the Non-U.S. Placing Agreement as to any Non-U.S. Placement Agent by immediate written notice to each party to the Non-U.S. Placing Agreement in the event that such Non-U.S. Placement Agent shall be in material breach of the Non-U.S. Placing Agreement and such breach is specified in the notice.

    A sales charge of up to 0.35% of the net asset value of each share of the OMEGA South Africa Fund sold to a subscriber for shares in the OMEGA South Africa Fund ("Subscriber") may be applied by the OMEGA Placement Agents. Old Mutual Fund Holdings may make additional payments to the OMEGA Placement Agents or other parties equal to 0.25% of the price of shares of the OMEGA South Africa Fund sold in the OMEGA Offering. Each Non-U.S. Placement Agent will be entitled to a corresponding fee with respect to shares of the Non-U.S. Fund sold in the Non-U.S. Offering. Each of the OMEGA South Africa Fund and the Non-U.S. Fund have agreed to indemnify its respective Placement Agents and the Master Trust has agreed to indemnify the OMEGA and the Non-U.S. Placement Agents against certain liabilities, including liabilities under applicable securities laws.

    The Master Trust has adopted a placement plan in accordance with Rule 12b-1 under the 1940 Act (the "Placement Plan"). The Placement Plan provides for the payment of certain fees and amounts in connection with the placement of shares. Furthermore, the Placement Plan provides that the Master Trust may reimburse the Adviser, or another party, for certain marketing expenses incurred (or advanced) in the placement of shares of the OMEGA South Africa Fund and the Non-U.S. Fund, provided the amount of such reimbursements in any year will not exceed 0.05% of the average daily net assets of the Master Trust for such year. Under the Placement Plan, the Master Trust may pay additional fees in connection with the placement of shares of the OMEGA South Africa Fund and the Non-U.S. Fund as determined by the Trustees, provided such fees for any year shall not, together with any reimbursement of expenses under the next preceding sentence for such year, exceed 0.05% of the average daily net assets of the Master Trust for such year.

    The Placement Plan continues in effect if such continuance is specifically approved at least annually by a vote of a majority of the Trustees of the Master Trust and a majority of the Trustees who are not "interested persons" of the Master Trust, and who have no direct or indirect financial interest in the operation of the Placement Plan or in any agreement related to such Plan (for purposes of this paragraph "Non-Interested Trustees"). The Placement Plan requires that the Treasurer of the Master Trust provide to the Master Trust's Board of Trustees, and the Board of Trustees review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Placement Plan and any related agreement. The Placement Plan further provides that the selection and nomination of the Non-Interested Trustees is committed to the discretion of the disinterested Trustees (as defined in the 1940 Act) then in office. The Placement Plan may be terminated at any time by a vote of a majority of the Non-Interested Trustees or by a vote of a majority of the outstanding voting securities of the Master Trust. The Placement Plan may not be amended to increase materially the amount of the Master Trust's permitted expenditures thereunder without the approval of a majority of the outstanding voting securities of the Master Trust and may not be materially amended in any case without a vote of a majority of both the Trustees and Non-Interested Trustees of the Master Trust. The Master Trust will preserve copies of the Placement Plan and any agreements or reports made pursuant to the Placement Plan for a period of not less than six years from the date of the Placement Plan, and for the first two years such agreements and reports will be maintained in an easily accessible place. For the period from November 3, 1995 (commencement of operations) to June 30, 1996 there were U.S.$2,594,688 in payments made under the Placement Plan. For the period from July 1, 1996 to June 30, 1997 no payments were made under the Placement Plan.

Custodian.

    The Master Trust has entered into a custodian contract with State Street Bank and Trust Company (the "Custodian") pursuant to which the Custodian acts as custodian for the Master Trust. The principal business address of the Custodian is 225 Franklin Street, Boston, MA 02110.

    The Custodian has entered into subcustodian agreements (each a "Subcustodian Agreement") with Standard Bank of South Africa Limited and with State Street London Limited (each a "Subcustodian"), pursuant to which Standard Bank of South Africa Limited and State Street London Limited provide custodial services in South Africa and the United Kingdom, respectively, for assets of the Master Trust. As of September 24, 1997, Old Mutual held 20.47% of the outstanding voting securities of Standard Bank of South Africa Limited. State Street London Limited is a wholly-owned subsidiary of State Street Bank and Trust Company. The Trustees of the Master Trust have approved and adopted each

Subcustodian Agreement and have found that maintaining the Master Trust's assets in South Africa and the United Kingdom and with each Subcustodian is in the best interests of the Master Trust on behalf of its Investors. Each Subcustodian will be paid, by the Custodian, such compensation pursuant to each Subcustodian Agreement as may be mutually agreed upon from time to time.

Independent Accountants.

    KPMG Peat Marwick, Vallis Building, Hamilton HM 11 Bermuda, are the independent public accountants for the Master Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC.

Item 17. Brokerage Allocation and Other Practices.

    The primary consideration in placing the Master Trust's securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Adviser attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Master Trust and other clients of the Adviser on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Adviser normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees may be available to the Adviser on the tender of the Master Trust's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Master Trust by the Adviser. At present no other recapture arrangements are in effect.


    Under the Advisory Agreement, in connection with the selection of brokers or dealers and the placing of orders for the purchase and sale of securities, the Adviser is directed to seek for the Master Trust in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Adviser or the Master Trust, subject to any applicable laws, rules and regulations. The Adviser will adhere to the restrictions adopted by the Master Trust which are designed to address the substantial position of Old Mutual and its wholly-owned subsidiaries in the South African securities markets.

    The Management Fee will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff.

    In certain instances there may be securities that are suitable as an investment for the Master Trust as well as for one or more of the Adviser's other clients. Investment decisions for the Master Trust and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for the Master Trust. When purchases or sales of the same security for the Master Trust and for other portfolios managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales. Similar considerations apply with respect to investment advisory services provided by Old Mutual and other affiliates of the Adviser to their respective clients. For the periods from November 3, 1995 (commencement of operations) to June 30, 1996 and from July 1, 1996 to June 30, 1997 the Master Trust paid brokerage commissions of approximately U.S.$117,778 and U.S.$334,733, respectively.

Item 18.  Capital Stock and Other Securities.

    The beneficial interest in the Master Trust consists of non-transferable Interests. Interests may be issued only to (a) any U.S. regulated investment company, segregated asset account, non-U.S. investment company, common trust fund, group trust, or other investment arrangement other than an individual, S corporation, partnership or grantor trust beneficially owned by an individual, S corporation or partnership, and/or (b) Old Mutual and any wholly-owned direct or indirect subsidiary of Old Mutual, as may be approved by the Trustees, for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act. The value of an Interest shall be equal to the balance of the Investor's book capital account (the "Book Capital Account Balance"). The number of Interests authorized under the declaration of trust of the Master Trust is unlimited. The offering of Interests has not been registered under the 1933 Act.

    On each matter submitted to a vote of Investors, each Investor shall be entitled to a vote proportionate to its Interest in the Master Trust as recorded on the books of the Master Trust. If the Master Trust is divided into series, each series shall vote as a separate class except (i) when required by the 1940 Act or the declaration of trust of the Master Trust to be voted in the aggregate, (ii) in the election and removal of Trustees, (iii) for certain amendments to the declaration of trust of the Master Trust, and (iv) when the Trustees have determined that a matter affects the interests of Investors of all series or classes of Interests and that the Interests shall vote as one class on the matter. On each matter submitted to a vote of Investors, each Investor may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal. As a Massachusetts trust, the Master Trust is not required to hold, and has no present intention of holding, annual meetings of Investors but the Master Trust will hold special meetings of Investors when in the judgment of the Trustees it is necessary or desirable to submit matters for a Investor vote.

    The Master Trust's activities are supervised by a Board of Trustees. Investors will be entitled to vote on the election of the Trustees of the Master Trust and certain important matters, including (i) certain amendments to the declaration of trust of the Master Trust and (ii) changes in the investment objective and fundamental investment restrictions of the Master Trust. Trustees of the Master Trust may be removed by a vote of Investors holding at least two-thirds of outstanding Interests.

    The Master Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of the holders of two-thirds of the outstanding Interests of all series of the Master Trust voting as a single class, or of the affected series of the Master Trust, as the case may be, or by an instrument in writing without a meeting, consented to by the vote of the holders of two-thirds of the outstanding Interests of all series of the Master Trust voting as a single class, or of the affected series of the Master Trust, as the case may be; provided, however, that if such merger, consolidation, or transfer is recommended by the Trustees, the "vote of a majority of the outstanding voting securities" of the Master Trust, as defined in the 1940 Act ("Majority Interests Vote") shall be sufficient authorization; and any such merger, consolidation, or sale shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Master Trust may be terminated by a Majority Interests Vote, by the Trustees, or upon the bankruptcy or dissolution of an Investor unless the remaining Investors, by Majority Interests Vote, agree to continue the Master Trust. Any series of the Master Trust may be terminated by a Majority Interests Vote of that series, by the Trustees, or upon the bankruptcy or dissolution of an Investor of that series unless the remaining Investors, by Majority Interests Vote of the series, agree to continue the series.

    The Master Trust is organized as a trust under the laws of the Commonwealth of Massachusetts. The Master Trust's declaration of trust provides that Investors (including the OMEGA South Africa Fund and the Non-U.S. Fund) are each jointly and severally liable for the liabilities and obligations of the Master Trust. However, the risk of an Investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Master Trust itself was unable to meet its obligations.

    The declaration of trust of the Master Trust further provides that obligations of the Master Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the declaration of trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

    Each Investor in the Master Trust may add to or withdraw from its investment in the Master Trust on each Business Day, as defined in Item 19.

Item 19.  Purchase, Redemption and Pricing of Securities.

    The Master Trust is offering the Interests without registration under the 1933 Act as a private placement pursuant to Regulation D under the 1933 Act. The Master Trust is also relying upon appropriate exemptions from the registration requirements of applicable state securities or blue sky laws. The Interests are being offered and sold in the U.S. only to investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security " within the meaning of the 1933 Act.

    The net asset value of the Master Trust is determined each day on which the New York Stock Exchange is open for trading ("Business Day"). As of the date of this Part B, the New York Stock Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value is made by the Master Trust Administrator once each day as of 10:00 a.m. (Eastern time), being after the close of business of the JSE for that day. The net asset value of the Master Trust at any given time and from time to time shall mean the difference of (a) the total assets then held by the Master Trust including all cash and cash equivalents, stocks, bonds, and other debt instruments (including accrued interest and original issue discount thereon), mutual fund interests, stock options, open futures positions, other securities, and declared dividends on equity securities after the record date for payment thereof, minus (b) the face amount of all Master Trust debts and obligations.

Upon the determination of the net asset value of the Master Trust on each Business Day, the Book Capital Account Balance of each investor in the Master Trust ("Investor") shall then be adjusted as follows: (a) the excess, if any, of the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses
(c) or (d) below) over the net asset value as last determined shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amount so allocated shall be added to the Book Capital Account Balance of each Investor; (b) the excess, if any, of the net asset value as last determined over the net asset value as determined on such Business Day (adjusted to eliminate the effect of any capital contributions or distributions described in clauses (c) or (d) below) shall be allocated among the Investors in proportion to the amounts of their respective Book Capital Account Balances, and the amounts so allocated shall be subtracted from the respective Book Capital Account Balance of each Investor; (c) the Book Capital Account Balance of each Investor shall be increased to reflect any capital contributions, to the extent such Investor's Book Capital Account Balance has not previously been increased to reflect the same; and (d) the Book Capital Account Balance of each Investor shall be decreased to reflect the amount of money or the fair market value of property other than money (net of liabilities secured by such property that the Investor is considered to assume or take subject to) distributed (or deemed distributed) to such Investor by the Master Trust in respect of the decrease or redemption of such Investor's Interest (or in connection with a termination of the Master Trust), to the extent such Investor's Book Capital Account Balance has not previously been decreased to reflect the same. The Book Capital Account Balance of each Investor as determined above shall be the Book Capital Account Balance of that Investor until the next calculation of that Investor's Book Capital Account Balance. The percentage interest of each Investor in the Master Trust at any time for purposes of voting and otherwise shall be the quotient of (i) the Book Capital Account Balance of that Investor at that time divided by (ii) the sum of the Book Capital Account Balances of all Investors at that time.

    The Master Trust generally values JSE listed securities based on the current JSE ruling price. The ruling price for a JSE listed security on any day is the last sale price, adjusted upward to any current higher bid price or downward to any current lower offer price. If the securities did not trade on the JSE on the date of the valuation, they may be valued on a different basis believed by the Trustees of the Master Trust to reflect their fair value. Values are converted from S.A. Rand to U.S. dollars using exchange rates prevailing as of the time the net asset value is to be determined. Trading may take place in securities held by the Master Trust on days that are not Business Days and on which it will not be possible to purchase or redeem shares of the OMEGA South Africa Fund or the Non-U.S. Fund.

    The Master Trust may, from time to time, revise its procedures relating to the calculation of net asset value to reflect changes in JSE trading periods and practices.

    Trading in securities on most non-U.S. exchanges and over-the-counter markets is normally completed before the close of regular trading on the New York Stock Exchange and may also take place on days on which the New York Stock Exchange is closed. If events materially affecting the value of non-U.S. securities occur between the time when the exchange on which they are traded closes and the time when the Master Trust's net asset value is calculated, such securities will be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees of the Master Trust.

    Subject to compliance with applicable regulations, the Master Trust has reserved the right to pay the redemption price of Interests, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Interests being sold. If a holder of Interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

    The Trustees shall have the power (but no obligation) at any time to redeem all (but not less than all) the Interest in the Master Trust of any Investor at a redemption price determined in accordance with the provisions of the declaration of trust of the Master Trust if at such time the aggregate Book Capital Account Balance of such Investor is less than a minimum amount, if any, as determined from time to time by the Trustees. However, the Trustees have not established any such minimum amount, and no action to establish a minimum amount has been taken by the Trustees.

    The Master Trust may declare a suspension of the right to decrease or redeem Interests or postpone the date of payment of the proceeds of a decrease or redemption of an Interest for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary week-end and holiday closings, (b) during which trading on the New York Stock Exchange is restricted, (c) during which an emergency exists as a result of which disposal by the Master Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Master Trust fairly to determine the value of its net assets, or (d) during which the SEC for the protection of Investors by order permits the suspension of the right of decrease or redemption or postponement of the date of payment of the proceeds; provided that applicable rules and regulations of the SEC shall govern as to whether the conditions prescribed in (b), (c), or (d) exist. Such suspension shall take effect at such time as the Master Trust shall specify but not later than the close of business on the Business Day next following the declaration of suspension, and thereafter there shall be no right to decrease or redeem Interests or payment of the proceeds of a decrease or redemption of an Interest until the Master Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which the New York Stock Exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which, in the absence of an official ruling by the SEC, the determination of the Master Trust shall be conclusive). In the case of a suspension of the right to decrease or redeem Interests, an Investor may either withdraw his request to decrease or redeem Interests or receive payment based on the net asset value upon the termination of the suspension.

Item 20.  Tax Status.

    The Master Trust is organized as a Massachusetts trust. The Master Trust has determined that it is properly treated as a partnership for U.S. federal and Massachusetts income tax purposes. Accordingly, under those tax laws, the Master Trust is not subject to any income tax, but each Investor in the Master Trust must take into account its share of the Master Trust's ordinary income, capital gains, expenses, losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Master Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

    The Master Trust's taxable year ends June 30. Although, as described above, the Master Trust is not subject to U.S. federal income tax, it files appropriate U.S. federal income tax returns.

    The Master Trust believes that, in the case of an Investor in the Master Trust that seeks to qualify as a regulated investment company ("RIC") under the Code, the Investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Master Trust, and accordingly should be deemed to own a proportionate interest in each of the assets of the Master Trust and should be entitled to treat as earned by it the portion of the Master Trust's gross income attributable to that interest. The Master Trust also believes that each such Investor should be deemed to hold its proportionate interest of the Master Trust's assets for the period the Master Trust has held the assets or for the period the Investor has been a partner in the Master Trust, whichever is shorter. Each Investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Master Trust, or whether the Investor's investment in the Master Trust should be treated as an interest in a separate entity rather than a direct interest in Master Trust assets.

    In order to enable an Investor that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Master Trust intends that it will satisfy the requirements of Subchapter M of the Code with respect to the nature of the Master Trust's gross income and the composition (diversification) and holding period of the Master Trust's assets as if those requirements were directly applicable to the Master Trust and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an Investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

    The Master Trust will allocate at least annually among its Investors each Investor's distributive share of the Master Trust's net investment income, net realized capital gains, and any other items of income, gain, loss deduction, or credit in a manner intended to comply with the Code and applicable U.S. Treasury regulations.

    To the extent the cash proceeds of any withdrawal or distribution exceed an Investor's adjusted tax basis in its partnership interest in the Master Trust, the Investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Master Trust), the Investor's adjusted tax basis in its partnership interest in the Master Trust exceeds the proceeds of the withdrawal, the Investor will generally realize a loss for federal income tax purposes. An Investor's adjusted tax basis in its partnership interest in the Master Trust will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the Investor.

    The Master Trust may be subject to foreign taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty if and to the extent such treaty is available. There is no income tax treaty presently in effect between the U.S. and South Africa. Foreign exchange gains and losses realized by the Master Trust will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investment by the Master Trust in certain "passive foreign investment companies" may be limited, or a tax election may be made, if available, in order to enable an Investor that is a RIC to preserve its qualification as a RIC and to avoid imposition of a tax on such an Investor.

    The Master Trust's transactions in forward currency contracts will be subject to special tax rules that may affect the amount, timing, and character of Master Trust income. For example, certain positions held for the Master Trust on the last business day of each taxable year will be marked to market (i.e., treated as if closed out) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for the Master Trust that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Master Trust losses, adjustments in the holding periods of Master Trust securities, and conversion of short-term into long-term capital losses. Certain tax elections exist for straddles that may alter the effects of these rules.

    There are certain tax issues which will be relevant to only certain Investors, specifically, Investors which are segregated asset accounts and Investors who contribute assets other than cash to the Master Trust. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Trust.

    The Master Trust intends to conduct its activities so that it will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an Investor in the Master Trust, other than an Investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in the Master Trust. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by Investors in the Master Trust.

    The above discussion does not address the special tax rules applicable to certain classes of Investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain Investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Master Trust.

Item 21.  Underwriters.

     Not applicable.

Item 22.  Calculation of Performance Data.

     Not applicable.

Item 23. Financial Statements.

    The financial statements for the Master Trust, contained in the Annual Report of the OMEGA South Africa Fund, for the year ended June 30, 1997, as filed with the Securities and Exchange Commission, via the EDGAR system, on September 2, 1997 (Accession Number 0000912057-97-029644), are incorporated by reference into this Part B.

                                       PART C

Item 24. Financial Statements and Exhibits.

    (a)  Financial Statements:

         Financial Statements Included in Part A:
         Not applicable.


         Financial Statements Included in Part B:
         Schedule of Investments - June 30, 1997*
         Statement of Assets and Liabilities at June 30, 1997*
         Statement of Operations for the year ended June 30, 1997* Statement of Changes in Net Assets for the period from November 3,
1995 (commencement of operations) to June 30, 1996 and for the year ended June 30, 1997*
      Financial Highlights for the period from November 3, 1995
(commencement of operations) to June 30, 1996 and for the year ended
June 30,1997*
         Notes to Financial Statements*

[FN]   * Financial information is incorporated by reference to the  OMEGA South
Africa Fund's Annual Report for the fiscal year ended June 30, 1997 (Accession Number 0000912057-97-029644).


    (b)  Exhibits:

*1(a)    Declaration of Trust of the Registrant
***1(b)  Amendment to the Declaration of Trust of the Registrant
1(c)     Second Amendment to the Declaration of Trust of the Registrant
*2(a)    By-Laws of Registrant
***2(b)  Amendment to the By-Laws of the Registrant
*5 Investment Advisory Agreement between the Registrant and Old Mutual Asset Managers (Bermuda) Limited (the Adviser)
*6(a) Placing Agreement among SBC Warburg Inc., the Registrant, Old Mutual Equity Growth Assets South Africa Fund (the OMEGA Fund), South African Mutual Life Assurance Society (Old Mutual), the Adviser and Old Mutual Fund Holdings (Bermuda) Limited (Old Mutual Fund Holdings)
*6(b) Placing Agreement among SBC Warburg Inc., the Registrant, Old Mutual South Africa Growth Assets Fund Limited (the SAGA Fund), Old Mutual, the Adviser and Old Mutual Fund Holdings
**6(c) Placing Agreement among Fleming Martin Inc., Rand International Securities, SBC Warburg Inc., the Registrant, the OMEGA Fund, the Adviser and Old Mutual Fund Holdings
**6(d) Placing Agreement among Fleming Martin Inc., Rand International Securities, SBC Warburg Inc., the Registrant, the SAGA Fund, the Adviser and Old Mutual Fund Holdings
***6(e) Placing Agreement among Fleming Martin Inc., Rand International Securities LLC, SBC Warburg Inc., the Registrant, the OMEGA Fund, the Adviser and Old Mutual Fund Holdings
***6(f) Placing Agreement among Fleming Martin Inc., Rand International Securities LLC, SBC Warburg Inc., the Registrant, the SAGA Fund, the Adviser and Old Mutual Fund Holdings
*8(a) Custodian Agreement between the Registrant and State Street Bank and Trust Company (the Custodian)
*8(b) Subcustodian Agreement between the Custodian and Standard Bank of South Africa Limited
*8(c)    Subcustodian Agreement between the Custodian and State Street London
         Limited
*9(a) Administrative Services Agreement between the Registrant and State Street Cayman Trust Company, Ltd.
*9(b) Structuring Agreement among the Registrant, the OMEGA Fund, the SAGA Fund and International Finance Corporation
*9(c) Subscription and Portfolio Transfer Agreement among Old Mutual, Old Mutual Fund Holdings, the Adviser, the Registrant, the OMEGA Fund, the SAGA Fund and Old Mutual Global Assets Fund Limited
*9(d) Irish Stock Exchange Undertaking among the Registrant, the OMEGA Fund and the SAGA Fund
*9(e) Form of letter from Old Mutual Fund Holdings with respect to seed capital
*9(f) Form of Agreement among the Registrant, the OMEGA Fund, the SAGA Fund and the Adviser as to the allocation of insurance coverage

**9(g) Form of Agreement regarding termination of an agreement by Old Mutual Fund Holdings to pay a servicing fee to S.G. Warburg & Co. Inc.
***9(h) Letter confirming final settlement of Structuring Agreement payments owing to International Finance Corporation
9(i)     Amended and Restated Agreement Relating to Insurance
9(j)     Securities Lending Agreement
11       Consent of Independent Auditors
*15      Placement Plan of the Registrant
27       Financial Data Schedule

* Incorporated herein by reference to the Registrant's Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on November 9, 1995.

** Incorporated herein by reference to the Registrant's Amendment No. 1 to its Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on May 2, 1996.

*** Incorporated herein by reference to the Registrant's Amendment No. 2 to its Registration Statement on Form N-1A (File No. 811-7417) as filed with the Securities and Exchange Commission on September 27, 1996.


Item 25.  Persons Controlled by or under Common Control with Registrant.

    The Registrant has no subsidiaries. On November 3, 1995 Old Mutual transferred to the Master Trust a portfolio of South African securities having a market value of approximately U.S. $1 billion. In addition, Old Mutual made a cash capital contribution to the Master Trust of U.S. $4.75 million. As consideration for the portfolio of South African securities and the capital contribution, the Master Trust issued substantially all of its beneficial interest to Old Mutual Fund Holdings, a wholly-owned subsidiary of Old Mutual. The following information is provided as to certain principal subsidiaries of Old Mutual, which are under common control with the Registrant.


-----------------------------------------------------------------------------------------------------------------------------------

                                                                                             COUNTRY

                                                                                                OF

NAME OF SUBSIDIARY COMPANY                                 PARENT COMPANY     OWNED        INCORPORATION NATURE OF BUSINESS

-----------------------------------------------------------------------------------------------------------------------------------

JSE LISTED SUBSIDIARY COMPANIES

  Mutual & Federal Insurance Company, Ltd.                  Old Mutual         47.86        SOUTH AFRICA  Short-term Insurance
  Safmarine & Rennies Holdings Ltd.                         Old Mutual         54.99        SOUTH AFRICA  Holding company
  Anglo-Transvaal Collieries Ltd.                           Old Mutual         56.76        SOUTH AFRICA  Investment holding Co.
  Nedcor Bank Limited                                       Old Mutual         52.07        SOUTH AFRICA  Banking

UNLISTED SUBSIDIARY COMPANIES

  Ashtree Investments Limited                               Old Mutual         100          SOUTH AFRICA  Investment holding co.
  Capital Securities Limited                                Old Mutual         100          SOUTH AFRICA  Investment holding co.
  Durban Hotels Limited                                     Old Mutual         100          SOUTH AFRICA  Operation of hotels
  Highlight Investments (Pty) Limited                       Old Mutual         100          SOUTH AFRICA  Investment holding co.
  Mutual & Federal Investments Limited                      Old Mutual         100          SOUTH AFRICA  Investment holding co.
  Old Mutual Actuaries & Consultants (Pty) Ltd.             Old Mutual         100          SOUTH AFRICA  Investment advisory co.
  Rodina Investments (Pty) Limited                          Old Mutual         100          SOUTH AFRICA  Investment holding co.
  Fairbairn Investment Holdings SA (Pty) Ltd.               Old Mutual         100          SOUTH AFRICA  Investment holding co.
  Old Mutual Asset Managers (Pty) Ltd.                      Old Mutual         100          SOUTH AFRICA  Portfolio management co.
  Old Mutual Health Benefits Administrators (Pty)           Old Mutual         100          SOUTH AFRICA  Admin. health benefit man.
  Ltd.
  Old Mutual Health Insurance Limited                       Old Mutual         100          SOUTH AFRICA  Short-term health insurer

  Old Mutual Syfrets Trust Ltd.                             Old Mutual         100          SOUTH AFRICA  Administration of Estates

  Old Mutual Bermuda Holdings (SA) Ltd.                     Old Mutual         100          SOUTH AFRICA  Holding company
  South African Mutual Unit Trust Management                Old Mutual         100          SOUTH AFRICA  Unit Trust management co.
  Company Ltd.

  OMGES Services (Pty) Limited                              Old Mutual         100          SOUTH AFRICA  Administrative services
  Pioneer International (South Africa)(Pty) Ltd.            Pioneer
                                                            International
                                                            Limited            100          SOUTH AFRICA  Administrative services

  Old Mutual Bermuda Holdings (S.A) Limited                 Old Mutual         100          SOUTH AFRICA  Holding company
  Pioneer International (South Africa)(Pty) Ltd.            Pioneer
                                                            International Ltd. 100          SOUTH AFRICA  Provision of
                                                                                                          administrative services
  Old Mutual Health Insurance Limited (external)            Old Mutual         100          NAMIBIA       Short-term health insurer

  Old Mutual Asset Managers (Namibia) (Pty) Ltd.            Old Mutual Asset
                                                            Managers Holdings
                                                            (Bermuda) Ltd.     100          NAMIBIA       Portfolio management co.

-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------



Old Mutual Medical Administrators (Pty) Ltd.           Old Mutual                 100   NAMIBIA         Admin. health benefit man.

Old Mutual Unit Trust Management Company Namibia Ltd.  Old Mutual                 100   NAMIBIA         Unit Trust management co.


Old Mutual Investment Corporation (Pvt) Ltd.           Old Mutual                 100   ZIMBABWE        Investment holding co.
Old Mutual Property Investment Corporation             Old Mutual                 100   ZIMBABWE        Property holding
 (Pvt) Ltd.
City Centre Properties (Pvt) Ltd.                      Old Mutual Property        92.5  ZIMBABWE        Property holding
                                                       Investment Corporation
                                                       (Pvt) Ltd.
Cyvern Properties (Pvt) Ltd.                           Old Mutual Property        100   ZIMBABWE        Property holding
                                                       Investment Corporation
                                                       (Pvt) Ltd.
R.M. Insurance Company (Pvt) Ltd.                      Old Mutual Property         60   ZIMBABWE        Short-term Insurance
                                                       Investment Corporation
                                                       (Pvt) Ltd.
Rentogre Investments (Pvt) Ltd.                        Old Mutual Property        100   ZIMBABWE        Property holding
                                                       Investment Corporation
                                                       (Pvt) Ltd.
Rutima Properties (Pvt) Ltd.                           Old Mutual Property        100   ZIMBABWE        Property holding
                                                       Investment Corporation
                                                       (Pvt) Ltd.


Old Mutual Asset Managers (UK)                        Old Mutual Group           100   UNITED KINGDOM  Asset Managing Co.
 Ltd.

OMLA Holdings Ltd.                                     Old Mutual Group           100   UNITED KINGDOM  Investment holding co.
Old Mutual Fund Managers Ltd.                          Old Mutual Group           100   UNITED KINGDOM  Manages authorized Unit
                                                                                                        Trusts

Fairbairn Investment Company Ltd.                      Fairbairn Inv. Holdings    100   UNITED KINGDOM  Investment holding company
                                                       (SA) (Pty) Ltd.
Old Mutual Group (UK) Ltd.                             Fairbairn Investment       100   UNITED KINGDOM  Investment holding company
                                                       Company Ltd.
Old Mutual Portfolio Managers Ltd.                     Fairbairn Investment       100   UNITED KINGDOM  Investment services
                                                       Company Ltd.
Old Mutual Life Assurance Company Ltd.                 Old Mutual Life Assurance  100   UNITED KINGDOM  Life assurance
                                                       Holdings Ltd.
Roseland Properties Ltd.                               Old Mutual Life Assurance  100   UNITED KINGDOM  Property investment
                                                       Holdings Ltd.
PCAP Ltd.                                              Old Mutual Life Assurance  100   UNITED KINGDOM  Investment company
                                                       Holdings Ltd.
Providence Capitol Mortgage Services Ltd.              Old Mutual Group (UK) Ltd. 100   UNITED KINGDOM  Loans on residential
                                                                                                        proprties



Collingwood (UK) Ltd.                                  Collingwood Group Ltd.     100   UNITED KINGDOM  Provision of administrative
                                                                                                        services

Old Mutual International Marketing Services Ltd.       Old Mutual International   100   UNITED KINGDOM  Provision of marketing
                                                       (Guernsey) Ltd.                                  services


Fairbairn International S.A.                           Old Mutual                 100   LUXEMBOURG      Holding company


Fairbairn Ireland Ltd.                                 Old Mutual                 100   IRELAND         Holding company
Old Mutual International (Ireland) Ltd.                Fairbairn Ireland Limited  100   IRELAND         Long-term life assurer
Old Mutual International Fund Managers Ltd.            Fairbairn Ireland Limited  100   IRELAND         Manages authorized Unit
                                                                                                        Trusts

Fairbairn Actuaries and Consultants Ltd.               Old Mutual                 100   GUERNSEY        Provider of Consulting
                                                                                                        Services
Fairbairn Holdings Ltd.                                Old Mutual                 100   GUERNSEY        Holding company
OMIAM Services Ltd.                                    Old Mutual                 100   GUERNSEY        Service co. to Group
OMIAM Properties Ltd.                                  Old Mutual Group           100   GUERNSEY        Property Co.

Old Mutual International Asset Managers                Old Mutual Group           100   GUERNSEY        Asset managing company
 (Guernsey) Ltd.
Old Mutual International Financial Services Ltd.       Fairbairn International    100   GUERNSEY        Holding company
                                                       SA
Old Mutual International (Guernsey) Ltd.               Old Mutual International   100   GUERNSEY        Life assurance
                                                       Financial Services Ltd.
Solomon Information Services Ltd.                      Old Mutual International   100   GUERNSEY        Administrative services
                                                       Financial Services Ltd.
L & S Properties Ltd.                                  Old Mutual International   100   GUERNSEY        Property holding company
                                                       (Guernsey) Ltd.
Naftiaux Holdings Ltd.                                 Old Mutual International   100   GUERNSEY        Property holding company
                                                       (Guernsey) Ltd.
Providence Capitol Fund Managers Int. Ltd.             Old Mutual International   100   GUERNSEY        Management of unit trusts
                                                       (Guernsey) Ltd.
Fairbairn Reads Trust Company Ltd.                     Old Mutual International   50.1  GUERNSEY        Trust and company formation

                                                       Financial Services Ltd.
Fairbairn Reads Trust Directors Ltd.                   Fairbairn Reads Trust      100   GUERNSEY        Acts as director of
                                                       Company Ltd.                                     companies




Fairbairn Reads Trust Company Secretarial Ltd.         Fairbairn Reads Trust      100   GUERNSEY        Company secretaries
                                                       Company Ltd.
Spectrum Nominees Ltd.                                 Fairbairn Reads Trust      100   GUERNSEY        Provision of nominee
                                                       Company Ltd.                                     services
Finexco International Ltd.                             Old Mutual International   100   GUERNSEY        Holding company
                                                       Financial Services Ltd.
Collingwood Group Ltd.                                 Old Mutual International  99.99  GUERNSEY        Holding company
                                                       Financial Services Ltd.
Fairbairn Marketing Services Ltd.                      Fairbairn International    100   GUERNSEY        International consultancy
                                                       SA                                               and marketing
Fairbairn Properties Ltd.                              Fairbairn International    100   GUERNSEY        Property holding company
                                                       SA
Merriman Services Ltd.                                 Fairbairn International    100   GUERNSEY        International consultancy
                                                       SA                                               and marketing
Pioneer International ltd.                             Old Mutual International   100   GUERNSEY        Holding company
                                                       Financial Services Ltd.


Old Mutual Holdings Ltd.                               Fairbairn Hold. Ltd.       100   KENYA           Holding company
Old Mutual Life Assurance Company Ltd.                 Old Mutual Holdings Ltd.   60.9  KENYA           Insurance company
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


Millstream Ltd.                           Old Mutual Group                            100  BAHAMAS     Investment Co.

Old Mutual International Asset Managers   Old Mutual Group                            100  BAHAMAS     Asset managing co.
  (Bahamas) Ltd.


Poplar Services Inc.                      Old Mutual International (Guernsey) Ltd.    100  BAHAMAS      Trading in European hedge
                                                                                                        funds
Fairbairn Managed Futures Ltd.            Old Mutual International (Guernsey) Ltd.    100  BAHAMAS      Trading in managed futures
Rohais Managed Futures (Holding)          Fairbairn Guarenteed Futures (Bermuda)      100  BAHAMAS      Holding zero coupon stocks
 (Bahamas) Ltd.                            Ltd.
Rohais Series Five Futures Trading        Rohais Managed Futures (Holding)            100  BAHAMAS      Dealing in currency futures
 (Bahamas) Ltd.                            (Bahamas) Ltd.
Rohais Series Six Futures Trading         Rohais Managed Futures (Holding)            100  BAHAMAS      Futures trading
 (Bahamas) Ltd.                            (Bahamas) Ltd.


Old Mutual International Asset Managers   Old Mutual Group                            100  BERMUDA      Asset managing co.
 (Bermuda) Ltd.
Old Mutual Fund Holdings (Bermuda) Ltd.   Old Mutual Group                            100  BERMUDA      Holding Co. for Global
                                                                                                        Asset Fund

Old Mutual Asset Managers (Bermuda) Ltd.  Old Mutual                                  100  BERMUDA      Investment manager

Old Mutual Global Assets Fund Ltd.        Old Mutual Group                            100  BERMUDA      Asset managing co.
Fairbairn Guaranteed Futures (Bermuda)    Old Mutual International (Guernsey) Ltd.    100  BERMUDA      Holding zero coupon stocks
 Ltd.
Fairbairn Futures Trading (Bermuda) Ltd.  Fairbairn Guaranteed Futures (Bermuda)      100  BERMUDA      Dealing in non US futures
                                           Ltd.
Fairbairn US Futures Trading (Bermuda)    Fairbairn Futures Trading (Bermuda) Ltd.    100  BERMUDA      Dealing in US futures
 Ltd.
Fairbairn Futures Trading (1992)          Fairbairn Guaranteed Futures (Bermuda)      100  BERMUDA      Dealing in non US futures
 (Bermuda) Ltd.                            Ltd.
Fairbairn US Futures Trading (1992)       Fairbairn Futures Trading (1992) (Bermuda)  100  BERMUDA      Dealing in US futures
  (Bermuda) Ltd.                           Ltd.

Old Mutual Group Limited                  Old Mutual                                  100  BERMUDA      Holding Co.

Old Mutual Asset Managers (Holdings)
Bermuda Limited                           Old Mutual Group                            100  BERMUDA      Holding Co.

Old Mutual International Holdings
Limited                                   Old Mutual Group                            100  BERMUDA      Holding Co.

Old Mutual International Developments
Limited                                   Old Mutual Group                            100  BERMUDA      Holding Co.

Old Mutual International Limited          Old Mutual Group                            100  BERMUDA      Operating Co.



Old Mutual International Business
Services Limited                         Old Mutual Group                             100  BERMUDA      Operating Co.


Old Mutual Investment Advisers, Inc.      Old Mutual Group                            100  USA          Investment Adviser



Finexco Hellas Company Ltd.               Finexco Administrative Services (FAS) BV    100  GREECE       Provision of administrative
                                                                                                        services

Finexco Europe SA                         Finexco Administrative Services (FAS) BV    100  BELGIUM      Provision of administrative
                                                                                                        services

Finexco (HK) Ltd.                         Finexco Administrative Services (FAS) BV    100  HONG KONG    Provision of administrative
                                                                                                        services

Collingwood Investment Ltd.               Collingwood Group Ltd.                      100  HONG KONG    Provision of administrative
                                                                                                        services

Finexco (M) SDN BHD                       Finexco Administrative Services (FAS) BV    100  MALAYSIA     Provision of administrative
                                                                                                        services

Finexco Financial Expatriate Consultancy  Finexco Administrative Services (FAS) BV    100  NETHERLANDS  Administrative services
 BV
Finexco Administrative Services (FAS) BV  Finexco International ltd.                  100  NETHERLANDS  Administrative services
Finexco Financial Services (Cyprus) Ltd.  Finexco Administrative Services (FAS) BV    100  CYPRUS       Administrative services

Pioneer Financial Consultants Ltd.        Pioneer International Ltd.                  100  ISRAEL       Provision of administrative
                                                                                                        services

Pioneer Global Funds (92) Ltd.            Pioneer International Ltd.                  100  ISRAEL       Provision of administrative
                                                                                                        services

Pioneer Trust Fund Management (1993)      Pioneer International Ltd.                  100  ISRAEL       Unit trust management
 Ltd.

Collingwood Investment (Middle East)      Collingwood Group Ltd.                      100  GRAND TURK   Provision of administrative
 Ltd.                                                                                                   services

Old Mutual Financial Services Botswana    Fairbairn Holdings Ltd.                     100  BOTSWANA     Provision of financial
 (Pty) Ltd.                                                                                             services

-----------------------------------------------------------------------------------------------------------------------------------



Item 26.  Number of Holders of Securities.

                                     Number of Record Holders
             Title of Class         As of September 22,  1997
             --------------         -------------------------
          Beneficial Interests                        3


Item 27.  Indemnification.

    Reference is hereby made to (a) Article V of the Registrant's Declaration of Trust, incorporated herein by reference; (b) Section 8 of the Placing Agreement among the Registrant, Fleming Martin Inc., Rand International Securities LLC, SBC Warburg Inc. and certain other parties incorporated herein by reference and (c) Section 11 of the Placing Agreement between the Registrant, Fleming Martin Limited, Rand International Securities LLC, Swiss Bank Corporation and certain other parties, incorporated herein by reference.

    The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28. Business and Other Connections of Investment Adviser.

    Old Mutual Asset Managers (Bermuda) Limited (the "Adviser"), a company organized under the laws of Bermuda, serves as the investment adviser to the Registrant and to Old Mutual Global Assets Fund Limited, a mutual fund organized under the laws of Bermuda. The directors and officers of the Adviser and their affiliations are listed below.

Name: Kevin James Carter
Position: Director and Deputy Chairman of the Adviser and Director of Old Mutual Asset Managers Holdings (Bermuda) Limited ("OMAM Holdings")

    Director, Old Mutual Global Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

    Director, Old Mutual Investment Advisers, Inc. (1 Exeter Plaza, 699 Boylston Street, Boston, Massachusetts)

    Managing Director, Old Mutual Portfolio Managers Ltd. (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

    Director, Old Mutual International Asset Managers Services Ltd. (Fairbairn House, Rohais, St. Peter Port, Guernsey)

    Director, Salvation Army Trustee Company (101 Queen Victoria Street, London EC2V, United Kingdom)

    Director, Old Mutual Asset Managers (Botswana) (Pty) Ltd. (c/o Deloitte & Touche, Barclays House, Khama Crescent, Gaborone, Botswana)

    Director, Old Mutual Asset Managers (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Director, Old Mutual International Asset Managers (Guernsey) Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

    Director and Chairman, Old Mutual International Asset Managers (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Director, Old Mutual South Africa Trust plc (23 Cathedral Yard, Exeter, United Kingdom)

    Director, Argenta European Hedge Fund plc (2nd Floor, IFSC House, International Financial Services Centre, Custom House Docks, Dublin, Ireland)

    Director, Old Mutual Asset Managers (UK) Ltd. (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

    Director, Old Mutual Fund Holdings (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

Name:  Garth Griffin
Position: Director of the Adviser and Director and Deputy Chairman of OMAM Holdings

    Director, Barlow Limited (Barlow Park, Katherine Street, Sandton, South Africa)

    Managing Director, Fairbairn Investment Company Limited (Providence House, 2 Bartley Way, Hook, Hampshire, United Kingdom)

    Director, Fairbairn Investment Holdings SA (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Managing Director, Old Mutual Asset Managers (Pty) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Director, Old Mutual Bermuda Holdings (SA) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Director, Old Mutual Financial Services Botswana (Pty) Limited (c/o Deloitte & Touche, Barclays House, Khama Crescent, Gaborone, Botswana)

    Chairman, Old Mutual Group (UK) Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

    Director, Old Mutual Asset Managers (Namibia) (Pty) Limited (Bank Windhoek Bldg., 262 Independence Ave., Windhoek, Namibia)

    Director, Old Mutual Investment Advisors, Inc. (One Exeter Plaza, 699 Boylston Street, Boston, MA, United States)

    Chairman, Old Mutual Life Assurance Company Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

    Chairman, OMLA Holdings Limited (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

    Managing Director and Member, South African Mutual Life Assurance Society (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Director, South African Mutual Life Assurance Society Pension Fund (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Chairman, Fairbairn Ireland Limited (50 Dawson Street, Dublin, Ireland)

    Director, Old Mutual Fund Holdings (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Chairman, Old Mutual International Financial Services Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

    Chairman, Old Mutual International (Guernsey) Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

    Director and Deputy Chairman, Old Mutual Group Limited (61 Front Street, Hamilton, Bermuda)

    Director and Chairman, Old Mutual International Asset Managers (Bahamas) Limited (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)

    Director, Old Mutual Global Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

    Director and Chairman, Old Mutual International Limited (61 Front Street, Hamilton, Bermuda)

    Director and Deputy Chairman, Old Mutual International Holdings Limited (61 Front Street, Hamilton, Bermuda)

    Director and Chairman, Old Mutual International Business Services Limited (61 Front Street, Hamilton, Bermuda)

    Director and Chairman, Old Mutual International Developments Limited (61 Front Street, Hamilton, Bermuda)

    Director, Fairbairn Holdings Limited (P.O. Box 119, Commerce House, St. Peter Port, Guernsey)

    Chairman, Fairbairn International S.A. (35 rue Glesener, 10-11 Luxembourg)

    Chairman, Fairbairn Marketing Services Limited (P.O. Box 119, Commerce House, St. Peter Port, Guernsey)

    Chairman, Merriman Services Limited (P.O. Box 119, Commerce House, St. Peter Port, Guernsey)

    Chairman, Old Mutual Asset Managers (Botswana) (Pty) Ltd. (c/o Deloitte & Touche, Barclays House, Khama Crescent, Gaborone, Botswana)

    Director, Old Mutual Group Achievements Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Chairman, Old Mutual International (Isle of Man) Ltd. (Victory House, Prospect Hill, Douglas, Isle of Man)

    Chairman, Old Mutual International Marketing Services Ltd. (Providence House, 2 Bartley Way, Hook, Basingstoke, Hampshire, United Kingdom)

    Director, Old Mutual Investment Services Ltd. (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Director, Old Mutual Unit Trust Managers Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Director, Omiopt (No. 2) Limited (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Chairman, Old Mutual International (Ireland) Limited (50 Dawson Street, Dublin, Ireland)


Name:  William Langley
Position: Chairman, President and Director of the Adviser Director of OMAM Holdings

    Treasurer and Trustee of the Registrant and the OMEGA South Africa Fund.

    Deputy Chairman and Director of Old Mutual South Africa Growth Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

    Director and Treasurer, Old Mutual Global Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

    Director, Old Mutual Investment Advisers, Inc. (1 Exeter Plaza, 699 Boylston Street, Boston, Massachusetts)

    Director and Deputy Chairman, Old Mutual International Asset

    Managers (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Director, Old Mutual International Asset Managers (Guernsey) Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

    Director, OMIAM Services Limited (Fairbairn House, Rohais, St. Peter Port, Guernsey)

    Director and Treasurer, Old Mutual Fund Holdings (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Assistant General Manager, Old Mutual (Mutualpark, Jan Smuts Drive, Pinelands, South Africa)

    Alternate Director, Old Mutual Group Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Holdings Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Business Services limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Developments Limited (61 Front Street, Hamilton, Bermuda)


Name:  Susan Elizabeth Rouse
Position: Vice President and Alternate Director of the Adviser and Alternate Director of OMAM Holdings

    Alternate Director, Old Mutual Global Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual Fund Holdings (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Asset Managers (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual Group Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Holdings Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Business Services Limited (61 Front Street, Hamilton, Bermuda)

    Alternate Director, Old Mutual International Developments Limited (61 Front Street, Hamilton, Bermuda)

    Director and Chairman of the Board, Millstream Ltd. (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)


Name:  Melanie Jane Saunders
Position:  Secretary of the Adviser and of OMAM Holdings

    Secretary of the Registrant and the OMEGA South Africa Fund

    Secretary of Old Mutual South Africa Growth Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

    Secretary, Old Mutual Global Assets Fund Limited (61 Front Street, Hamilton, Bermuda)

     Secretary, Old Mutual Fund Holdings (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Secretary, Old Mutual Group Limited (61 Front Street, Hamilton, Bermuda)

     Secretary, Old Mutual International Asset Managers (Bermuda) Limited (61 Front Street, Hamilton, Bermuda)

    Secretary, Old Mutual International Asset Managers (Bahamas) Limited (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)

    Secretary, Millstream Ltd. (Euro Canadian Centre, Marlborough Street, Nassau, Bahamas)

    Secretary, Old Mutual International Limited (61 Front Street,

    Hamilton, Bermuda)

    Secretary, Old Mutual International Holdings Limited (61 Front Street, Hamilton, Bermuda)

    Secretary, Old Mutual International Business Services Limited (61 Front Street, Hamilton, Bermuda)

    Secretary, Old Mutual International Developments Limited (61 Front Street, Hamilton, Bermuda)



Item 29. Principal Underwriters.

    (a)      Not applicable.

    (b)      Not applicable.

    (c)      Not applicable.

Item 30.  Location of Accounts and Records.

    The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:



                    Name                                   Address
                    ----                                   -------

      State Street Bank and Trust Company        State Street Bank and Trust
                                                    Company
                                                 1776 Heritage Drive
                                                 Quincy, Massachusetts 02171




      State Street Cayman Trust Company, Ltd.       P.O. Box 2508 GT
                                                    Elizabethan Square,
                                                    George Town
                                                    Grand Cayman
                                                    Cayman Islands

      Old Mutual Asset Managers (Bermuda) Limited   61 Front Street
                                                    Hamilton, Bermuda



Item 31.  Management Services.

         Not applicable.

Item 32.  Undertakings.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Not applicable.

                                      SIGNATURE

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on the 26th day of September, 1997.

         OLD MUTUAL SOUTH AFRICA EQUITY TRUST

         By:   William Langley
         William Langley
         Treasurer of Old Mutual  South Africa Equity Trust

                                    EXHIBIT INDEX


1(c)          Second Amendment to the Declaration of Trust of the Registrant
9(i)          Amended and Restated Agreement Relating to Insurance
9(j)          Securities Lending Agreement
11            Consent of Independent Auditors
27            Financial Data Schedule